                                                                    Exhibit 10.3


                                 AMENDED AND RESTATED
                        EQUIPMENT LOAN AND SECURITY AGREEMENT
                        -------------------------------------


    This AMENDED AND RESTATED EQUIPMENT LOAN AND SECURITY AGREEMENT ("AGREEMENT"), is originally dated as of May 28, 1996, as first amended by that certain letter agreement dated November 18, 1996 and as now amended and restated as of March 27, 1997 by and between the following parties:


LENDER/SECURED PARTY:        NTFC CAPITAL CORPORATION, a Delaware corporation
                             with offices at 220 Athens Way, Nashville,
                             Tennessee 37228 ("LENDER")


BORROWER/DEBTOR:             ECONOPHONE, INC., a New York corporation with its
                             principal place of business at 45 Broadway, New
                             York, New York 10006 ("BORROWER"), and such successors and assigns as may be permitted hereunder.



This Amended and Restated Equipment Loan and Security Agreement includes the general terms and conditions contained herein and all the exhibits and schedules attached hereto, all of which are incorporated herein. In the event of a conflict between the general terms and conditions and any schedule, the additional terms and conditions stated in the schedule shall control.

By executing this Equipment Loan and Security Agreement, Lender agrees to make loans to Borrower, and Borrower agrees to borrow from Lender and to provide collateral to secure such loans, all on the terms and conditions set forth herein.

IN WITNESS WHEREOF, the parties have executed this Equipment Loan and Security Agreement by their duly authorized representatives:


LENDER:                           BORROWER:

NTFC CAPITAL CORPORATION               ECONOPHONE, INC.

BY:                               BY:

TITLE:                            TITLE:

DATE:                             DATE:

                                  AMERICAN TELEMEDIA, LTD, an English
                                  corporation and wholly owned subsidiary of Borrower, with its principal place of business at 2 Exchange Tower, Harbour Exchange Square, London E1496B, joins in executing this Agreement to evidence its liability, jointly and severally for all obligations of Borrower hereunder.

                                  BY:

                                  TITLE:

                                  TABLE OF CONTENTS
                                  -----------------

ARTICLE 1: DEFINITIONS.......................................................
    1.01.     Certain Definitions...........................................
    1.02.     Accounting Principles; Subsidiaries...........................
    1.03.     UCC Terms....................................................
    1.04.     General Construction; Captions...............................
    1.05.     References to Documents and Laws.............................

ARTICLE 2: LOANS............................................................
    2.01.     Commitment...................................................
    2.02.     Note and Payment Terms.......................................
    2.03.     Procedures for Borrowing.....................................
    2.04.     Prepayments..................................................
    2.05.     Computation of Interest......................................
    2.06.     Payments.....................................................
    2.07.     Indemnity....................................................
    2.08.     Use of Proceeds..............................................
    2.09.     Fees.........................................................
    2.10.     Lender's Expenses............................................
    2.11.     Stock Pledge Agreement.......................................

ARTICLE 3: COLLATERAL AND SECURITY AGREEMENT................................
    3.01.     Grant of Security Interest...................................
    3.02.     Priority of Security Interests...............................
    3.03.     Further Documentation; Pledge of Instruments.................
    3.04.     Further Identification of Collateral.........................
    3.05.     Remedies.....................................................
    3.06.     Standard of Care.............................................
    3.07.     Advances to Protect Collateral...............................
    3.08.     License to Use...............................................
    3.09      Priority of Security Interests and/or Liens on Equipment
              located outside of the United States.........................

ARTICLE 4: REPRESENTATIONS AND WARRANTIES..................................
    4.01.     Organization and Qualification...............................
    4.02.     Authority and Authorization..................................
    4.03.     Execution and Binding Effect.................................
    4.04.     Governmental Authorizations..................................
    4.05.     Regulatory Authorizations....................................
    4.06.     Material Agreement; Absence of Conflicts.....................
    4.07.     No Restrictions..............................................
    4.08.     Financial Statements.........................................
    4.09.     Financial Accounting Practices...............................
    4.10.     Accurate and Complete Disclosure.............................
    4.11.     No Event of Default; Compliance with Material Agreements.....
    4.12.     Litigation...................................................

    4.13.     Rights to Property...........................................
    4.14.     Financial Condition..........................................
    4.15.     Taxes........................................................
    4.16.     No Material Adverse Change...................................
    4.17.     No Regulatory Event..........................................
    4.18.     Trade Relations..............................................
    4.19.     No Brokerage Fees............................................
    4.20.     Margin Stock; Regulation U...................................
    4.21.     Investment Company; Public Utility Holding Company...........
    4.22.     Personal Holding Company.....................................
    4.23.     ERISA........................................................
    4.24.     Environmental Warranties.....................................
    4.25.     Security Interests...........................................
    4.26.     Place of Business............................................
    4.27.     Location of Collateral.......................................
    4.28.     Clear Title To Collateral....................................
    4.29.     Assumed Names................................................
    4.30.     [INTENTIONALLY OMITTED]......................................
    4.31.     NTI Purchase Agreement.......................................

ARTICLE 5: CONDITIONS OF CLOSING...........................................
    5.01      Initial Closing..............................................
    5.02      Amendment Closing............................................

ARTICLE 6: CONDITIONS OF LENDING............................................
    6.01.     Conditions for Initial Advance...............................
    6.02.     Conditions for All Advances..................................
    6.03.     Affirmation of Representations and Warranties................
    6.04.     Deadline for Funding Conditions..............................

ARTICLE 7: AFFIRMATIVE COVENANTS...........................................
    7.01.     Reporting and Information Requirements.......................
    7.02      Other Notices................................................
    7.03.     Notice of Pension-Related Events.............................
    7.04.     Inspection Rights............................................
    7.05.     Preservation of Corporate Existence and Qualification........
    7.06.     Continuation of Business.....................................
    7.07.     Insurance....................................................
    7.08.     Payment of Taxes, Charges, Claims and Current Liabilities....
    7.09.     Financial Accounting Practices...............................
    7.10.     Compliance with Laws.........................................
    7.11.     Use of Proceeds..............................................
    7.12.     Government Authorizations; Regulatory Authorizations, Etc....
    7.13.     Contracts and Franchises.....................................
    7.14.     Consents.....................................................
    7.15.     Financial Covenants..........................................
    7.16.     Construction and Storage.....................................
    7.17.     Upgrade NTI Equipment........................................

ARTICLE 8: NEGATIVE COVENANTS...............................................
    8.01.     Additional Indebtedness......................................
    8.02.     Restrictions on Liens and Sale of Collateral.................
    8.03.     Limitation on Contingent Obligations.........................
    8.04.     Fees and Commissions.........................................
    8.05.     Prohibition of Mergers, Acquisitions, Name, Office or Business
              Changes......................................................
    8.06.     Limitation on Equity Payments................................
    8.07.     Limitation on Investments, Advances and Loans................
    8.08.     Capital Expenditures.........................................
    8.09.     Limitation on Leases.........................................
    8.10.     Transactions with Affiliates.................................
    8.11.     Termination of NTI Purchase Agreement........................
    8.12.     Removal of Collateral........................................
    8.13.     Assumed Names................................................

ARTICLE 9: EVENTS OF DEFAULT................................................
    9.01.     Events of Default............................................
    9.02.     Consequences of an Event of Default..........................
    9.03.     Exercise of Rights...........................................
    9.04.     Rights of Secured Party.......................................
    9.05.     Notices, Etc. Waived.........................................
    9.06.     Additional Remedies..........................................
    9.07.     Application of Proceeds......................................
    9.08.     Discontinuance of Proceedings................................
    9.09.     Power of Attorney............................................
    9.10.     Regulatory Matters...........................................

ARTICLE 10: GENERAL CONDITIONS/MISCELLANEOUS................................
    10.01.    Modifications and Waivers.....................................
    10.02.    Advances Not Implied Waivers.................................
    10.03.    Deviation from Covenants......................................
    10.04.    Holidays.....................................................
    10.05.    Records......................................................
    10.06.    Notices......................................................
    10.07.    FCC and PUC Approval.........................................
    10.08.    Lender Sole Beneficiary......................................
    10.09.    Lender's Review of Information...............................
    10.10.    No Joint Venture.............................................
    10.11.    Severability.................................................
    10.12.    Rights Cumulative............................................
    10.13.    Duration; Survival...........................................
    10.14.    Governing Law................................................
    10.15.    Counterparts.................................................
    10.16.    Successors and Assigns.......................................
    10.17.    Participation................................................
    10.18.    Time of Essence..............................................
    10.19.    Disclosures and Confidentiality..............................
    10.20.    Jurisdiction and Venue.......................................

    10.21.    Jury Waiver..................................................
    10.22.    Limitation on Liability......................................
    10.23.    Borrower Waivers.............................................
    10.24.    Schedules....................................................
    10.25.    Agreement to Govern..........................................
    10.26.    Entire Agreement.............................................

                  SCHEDULES TO EQUIPMENT LOAN AND SECURITY AGREEMENT
                  --------------------------------------------------

 Schedule 1             Borrower Information and Defined Terms
 Schedule 2.01          Maximum Loan Amount
 Schedule 2.02          Payment Terms and Governing Law
 Schedule 2.09          Fees
 Schedule 4.04          Required Consents
 Schedule 4.05          Regulatory Authorizations
 Schedule 4.07          Restrictions on Loans
 Schedule 4.08          Financial Statements
 Schedule 4.12          Pending Litigation
 Schedule 4.25          UCC Filing Offices
 Schedule 4.26          Principal Offices and Location of Collateral
 Schedule 4.29          Assumed Names
 Schedule 4.31          NTI Purchase Agreement
 Schedule 6.02          Post-Closing Items
 Schedule 7.07          Insurance
 Schedule 7.15          Financial Covenants
 Schedule 8.01          Permitted Specific Indebtedness
 Schedule 8.02          Permitted Specific Encumbrances
 Schedule 8.06          Permitted Equity Payments


                  EXHIBITS TO EQUIPMENT LOAN AND SECURITY AGREEMENT
                  -------------------------------------------------

 Exhibit A    Form of Note
 Exhibit B    Form of Borrowing Certificate
 Exhibit C    Form of Opinion of Counsel for Borrower
 Exhibit D    [INTENTIONALLY OMITTED]
 Exhibit E    Form of Landlord's Consent
 Exhibit E-1  Form of Mortgagee's Consent
 Exhibit F    Certificate of Financial Condition
 Exhibit G    Form of Stock Pledge Agreement
 Exhibit H    Form of Memorandum Draft

                                 AMENDED AND RESTATED
                        EQUIPMENT LOAN AND SECURITY AGREEMENT
                        -------------------------------------

    THIS AMENDED AND RESTATED EQUIPMENT LOAN AND SECURITY AGREEMENT ("AGREEMENT") is dated as of the "AMENDMENT CLOSING DATE" set forth on SCHEDULE 1 hereto, by and between the entity or entities described on SCHEDULE 1 hereto (collectively, "BORROWER") and NTFC CAPITAL CORPORATION, a Delaware corporation ("LENDER"), with offices at 220 Athens Way, Nashville, Tennessee 37228.

                                 B A C K G R O U N D:
                                 --------------------

    A. Borrower has entered into a certain purchase agreement with Northern Telecom Inc., as described on SCHEDULE 1 hereto, providing for Borrower's purchase of certain telecommunications equipment and the license of associated software, all as described therein, and has requested Lender to extend credit to Borrower to finance such purchase and license, as described on SCHEDULE 1 hereto.

    B. WHEREAS, Borrower and Lender previously entered into an Equipment Loan and Security Agreement dated as of May 28, 1996 (the "Original Agreement"), pursuant to which the Lender agreed to loan Borrower up to Two Million Dollars ($2,000,000) subject to the terms and conditions stated in the Original Agreement, and


    C. WHEREAS, Borrower and Lender executed that certain Letter Agreement dated as of November 18, 1996 extending the funding date.

    D. Borrower has requested Lender to extend additional credit subject to the terms and conditions set forth in this Agreement, and Lender is willing to extend such credit upon the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                ARTICLE 1: DEFINITIONS
                                ----------------------

    1.01. CERTAIN DEFINITIONS. Certain terms are defined on SCHEDULE 1 hereto. In addition to other words and terms defined in the preamble hereof or elsewhere in this Agreement, or on the Schedules hereto, the following words and terms shall have the following meanings unless the context otherwise clearly requires:

    "ADDITIONAL EQUIPMENT": any equipment purchased by the Borrower in furtherance of or in connection with the Description of Business set forth on
SCHEDULE 1, other than the purchase of the Equipment with the Advances.

    "ADVANCE(S)": any advance or loan of funds made by Lender to Borrower pursuant to this Agreement.

    "AFFILIATE": as applied to any Person, any second Person directly or indirectly controlling, controlled by, or under common control with that Person, or related to such Person by blood, marriage or adoption. For purposes of this definition and the definition of "Subsidiary", a Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or to cause the direction of, the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

    "AFFILIATE TRANSACTION": the merger of the Borrower with an Affiliate, whether the Borrower, Affiliate, or another entity is the surviving entity, or other combination involving the Borrower and Affiliate, provided that (i) such Affiliate Transaction does not cause a Change of Control of the Borrower (or in the event that the surviving entity of such merger is not the Borrower, the Owners of the Borrower immediately prior to such transaction continue to have the direct or indirect control of, or the ability or right to control, a majority of the voting shares of each class of securities or ownership rights in the successor to the Borrower and the right and/or power to control the election of the Board of Directors of the successor to the Borrower); (ii) the surviving corporation assumes the obligations of the Borrower hereunder in writing reasonably satisfactory to Lender; (iii) on or before the consummation of such transaction, Lender receives an opinion of counsel to the surviving company with respect to such matters as Lender deems reasonably necessary (including, but not limited to, the validity and enforceability of the written assumption by such successor and the continued priority and perfection of the security interests on the Collateral in favor of the Lender); and (iv) immediately prior to, and after giving effect to, such merger or consolidation and the assumption by such successor of Borrower's obligations hereunder, there shall not exist a Default or Event of Default.

    "AMENDMENT CLOSING DATE":  as defined in SCHEDULE 1 hereto.

    "BASIC AGREEMENTS": a collective reference to this Agreement, the Original Loan Agreement, each Note, and the Security Documents.


    "BORROWING CERTIFICATE": a certificate substantially in the form of EXHIBIT B hereto.

    "BORROWING DATE": any Business Day on which an Advance is made to Borrower hereunder.

    "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in Nashville, Tennessee are authorized or required by law to close.

    "BUSINESS PLAN": the Borrower's business plan, including pro forma projections, as described in, and attached to, SCHEDULE 1.

    "CALENDAR QUARTER": each three month period starting on each January 1, April 1, July 1, and October 1, during the term of this Agreement.

    "CASH": at any time, the cash, cash equivalents or marketable investment grade securities held by Borrower free of any claims or encumbrances.

    "CASH FLOW": during any fiscal period of Borrower, the sum of (i) net income (or loss) (which may be a positive or negative number) for such period, plus (ii) all non-cash items deducted in determining such net income (or loss), minus (iii) all non-cash items added in determining such net income (or loss) during such period, less (iv) any Equity Payments pursuant to SECTION 8.06 hereof or payments on Subordinated Indebtedness made during such period.

    "CERTIFICATE OF FINANCIAL CONDITION": a certificate in the form of EXHIBIT F hereto, executed by Borrower.

    "CHANGE IN CONTROL": any change in the direct or indirect control of, or the ability or right to control, a majority of the voting shares of any class of securities or ownership rights in the Borrower (other than the Preferred Stock) or in the right and/or the power to control the election of the board of directors of the Borrower.

    "CLOSING DATE": as defined on SCHEDULE 1 hereto.

    "CODE": the Internal Revenue Code of 1986, as amended from time to time.

    "COLLATERAL": as defined in Section 3.01 hereof.

    "COMMITMENT": as defined in Section 2.01 hereof.

    "COMMUNICATIONS LAW": any and all of (i) the Communications Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, (ii) any state law governing the provision of telecommunications services, and the rules and regulations of the PUC, all as the same may be in effect from time to time.

    "CONSENT": a consent to a collateral assignment of the NTI Purchase Agreement, a Landlord Consent and/or a Mortgagee's Consent.

    "CONTINGENT OBLIGATION": as to any Person, any obligation of such Person guaranteeing, directly or indirectly, any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

    "DEBT SERVICE": for any fiscal period of Borrower, the sum of all principal and interest payments that Borrower is required to make during such period on account of all of its Indebtedness including, without limitation, (a) amounts due during such period on account of capitalized leases, (b) the then current portion of any long-term Indebtedness, (c) amounts due on short-term Indebtedness, and (d) amounts due under this Agreement and each Note.

    "DEBT SERVICE COVERAGE RATIO": at the end of any fiscal period, the ratio of Borrower's Cash Flow for such fiscal period to Borrower's Debt Service for such fiscal period.

    "DEFAULT": any of the conditions or occurrences specified in SECTION 9.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

    "DEFAULT RATE": a rate of interest equal to the lesser of (i) three percent (3%) over the Interest Rate, or (ii) the maximum permissible rate under applicable law in effect at any time.

    "EBITDA": for any fiscal period, the Borrower's actual operating earnings from ongoing operations and before interest, taxes, depreciation and debt amortization for such fiscal period.

    "ENVIRONMENTAL LAW": any current or future federal, state and local law (including common law), statute, regulation, ordinance, rulings, codes, judicial order, administrative order or terms of licenses or permits applicable to environmental conditions (including without limitation conditions relating to ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation all such laws governing employment, the generation, use, storage, disposal or transportation of toxic or hazardous substances or wastes (including, without limitation, asbestos and petroleum products), the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Superfund Amendment and Reauthorization Act of 1986, the Toxic Substances Control Act, the Clean Air Act, the Water Pollution Control Act, the Hazardous Waste Management Act, the Mineral Lands and Leasing Act, the Surface Mining Control and Reclamation Act, U.S. Department of Transportation Regulations, and all similar state and local laws, regulations, all as now or hereafter amended.

    "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

    "EQUIPMENT": as defined in SECTION 3.01 hereof.

    "EQUITY PAYMENT": any distribution of earnings or capital to any Owner, or any redemption of stock or other ownership interests, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

    "EVENT OF DEFAULT": any of the events specified in SECTION 9.01 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, under SECTION 9.01 or otherwise, has been satisfied.

    "FINANCING TERMINATION DATE": as defined on SCHEDULE 2.02 hereto.

    "FCC": the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

    "FOREIGN TRANSACTION": the establishment by Borrower of foreign Affiliates, Subsidiaries, or joint venture operations outside the United States.

    "GAAP": subject to SECTION 1.02 hereof, generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

    "GENERAL INTANGIBLES": as defined in SECTION 3.01 hereof.

    "GOVERNMENTAL ACTIONS": actions by any Governmental Authority.

    "GOVERNMENTAL AUTHORITY": the federal government, any state or political subdivision thereof, any city or municipal entity, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "HIGH YIELD NOTES": unsecured unsubordinated obligations of Borrower, for which it shall have received on the issuance thereof gross proceeds of not less than seventy-five million dollars ($75,000,000), with a maturity date not earlier than 2007, on which no interest will be payable prior to 2002, and which are issued pursuant to documents containing substantially the same terms and conditions as those described in the Memorandum Draft.

    "HIGH YIELD PERIOD": the time during which Borrower has issued and has outstanding High Yield Notes.

    "INDEBTEDNESS": as to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, (c) obligations of such Person to purchase or repurchase accounts receivable, chattel paper or other payment rights sold or assigned by such Person, and (d) indebtedness or obligations of such Person under or with respect to letters of credit, notes, bonds or other debt instruments, but (e) excluding trade payables incurred by Borrower in the ordinary course of business.

    "INITIAL PAYMENT DATE": either a Tranche 1 or Tranche 2 Initial Payment
Date.

    "INTEREST PAYMENT DATE": either a Tranche 1 or Tranche 2 Interest Payment Date.

    "INTEREST RATE": as defined on SCHEDULE 2.02 hereto.


    "LANDLORD CONSENT": a consent substantially in the form of EXHIBIT E hereto or in other form acceptable to Lender, to be executed by the owner/landlord, sublessor and/or licensor (including carriers) of any real property where any of the Collateral is to be located.

    "LAW": any law (including common law), constitution, statute, regulation, rule, ordinance, order, injunction, writ, decree or award of any governmental body or court of competent jurisdiction or of any arbitrator (including but not limited to ERISA, the Code, the UCC, any applicable tax law, product safety law, occupational safety or health law, Communications Law, Environmental Law and/or securities laws).

    "LENDER'S EXPENSES": as defined in SECTION 2.10 hereof.

    "LIEN": any mortgage, pledge, hypothecation, lien (statutory or other), judgment lien, security interest, security agreement, charge or other encumbrance, or other security arrangement of any nature whatsoever, including, without limitation, any installment contract, conditional sale or other title retention arrangement, any sale of accounts receivable or chattel paper, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and the filing of any financing statement under the

UCC or comparable law of any jurisdiction.

    "LOAN DOCUMENTS": a collective reference to this Agreement, each Note, the Original Agreement, the Security Documents, and all other documents, instruments, agreements and certificates evidencing or securing any advance hereunder or any obligation for the payment or performance thereof and/or executed and delivered in connection with any of the foregoing.

    "MANDATORY PREPAYMENTS: as defined in SECTION 2.04(b) hereof.

    "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE": a material adverse effect on, or material adverse change in, (i) the business, operations or financial condition of Borrower, (ii) the ability of Borrower to perform its obligations under this Loan Agreement, any Note, or the other Loan Documents, or
(iii) the Lender's ability to enforce the rights and remedies granted under this Agreement or the other Loan Documents, in all cases whether attributable to a single circumstance or event or an aggregation of circumstances or events.

    "MEMORANDUM DRAFT": the draft of the Offering Memorandum dated March 17, 1997, pertaining to the High Yield Notes, a copy of which is attached hereto as EXHIBIT H.

    "MORTGAGEE'S CONSENT": a consent substantially in the form of EXHIBIT E-1 hereto, to be executed by any Person holding a lien on real property leased or otherwise provided to Borrower, on which any of the Equipment is located.

    "NOTE": collectively, the Tranche 1 Note, the Tranche 2 Note and any other promissory notes issued by Borrower to Lender pursuant to this Agreement, and all extensions, renewals, modifications, replacements, amendments, restatements and refinancings thereof.

    "NTI": Northern Telecom Inc., a Delaware corporation.

    "NTI EQUIPMENT": the equipment and licensed or sub-licensed software manufactured or supplied by NTI to Borrower at any time pursuant to the NTI Purchase Agreement or any purchase order issued by Borrower to NTI, including installation and construction services provided by NTI pursuant thereto.


    "NTI PURCHASE AGREEMENT": the NTI Purchase Agreement identified on SCHEDULE
4.31 hereto, together with any amendments or supplements thereto, and any other purchase agreement between NTI and Borrower and all purchase orders and invoices issued pursuant thereto, all as approved by Lender.

    "OBLIGATIONS": all indebtedness, liabilities and obligations of Borrower to Lender of any class or nature, whether arising under or in connection with this Agreement and/or the other Loan Documents or otherwise, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, whether for principal, interest, fees, expenses, lease obligations, indemnities or otherwise, including, without limitation, future advances of any sort, all future advances made by Lender for taxes, levies, insurance and/or repairs to or maintenance of the Collateral, the unpaid principal amount of, and accrued interest on, each Note, and any expenses of collection or protection of Lender's rights, including reasonable attorneys' fees.

    "ORGANIZATIONAL DOCUMENTS": with respect to a corporation, the articles of incorporation and by-laws of such corporation; with respect to a partnership, the certificate of partnership (or limited partnership, as applicable) and partnership agreement, together with the analogous documents for any corporate or partnership general partner; with respect to a limited liability company, the articles of organization and operating agreement of such limited liability company; and in any case, any other document governing the formation and conduct of business by such entity.

    "ORIGINAL LOAN AGREEMENT": that certain Equipment Loan and Security Agreement, dated as of May 28, 1996, as amended by that certain Letter Agreement dated as of November 18, 1996 extending the funding date each between Borrower and Lender.

    "ORIGINAL STOCK PLEDGE AGREEMENT": the Stock Pledge Agreement, dated as of May 28, 1996, executed by each of Alfred West, Steve West and Gary Bondi as Owners in connection with the execution of the Original Loan Agreement by Borrower and Lender.

    "OWNERS": all presently existing and future shareholders of Borrower and all other Persons with ownership interests in Borrower.

    "PAYMENT DATE": as defined on SCHEDULE 2.02 hereto.

    "PAYMENT SCHEDULE": either the Tranche 1 or Tranche 2 Payment Schedule.

    "PBGC": the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to its functions.

    "PERMITS": all consents, licenses, notices, approvals, authorizations, filings, orders, registrations, and permits required by any Governmental Authority for the construction and operation of the Equipment (excluding Regulatory Authorizations), issued or obtained as and when required in accordance with all Requirements of Law.

    "PERMITTED ENCUMBRANCES": the Liens permitted under SECTION 8.02 hereof.

    "PERMITTED INVESTMENTS": (a) direct obligations of, or obligations for the timely payment of the principal of and interest of which is fully and unconditionally guaranteed by, the United States of America, (b) certificates of deposits of national or state banks, certificates of deposit of federal savings and loan associations and state building and loan associations which deposits are fully insured by the Federal Deposit Insurance Corporation; (c) bankers acceptances drawn on and accepted by commercial banks having a combined capital and surplus of not less than $100,000,000 and rated "Aa" or higher by Moody's Investor Service, and "AA" or higher by Standard & Poors Corporation; (d) obligations of any agency or instrumentality of the United States of America that are backed by the full faith and credit of the United States of America;
(e) notes or commercial paper (of entities other than Borrower or related entities) rated in either of the two highest rating categories by Moody's Investors Services and Standard & Poors Corporation; (f) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $100,000,000, with respect to and fully secured by obligations described in (a) or (d) above, and rated "Aa" or higher by Moody's Investors Service and "AA" or higher by Standard & Poors Corporation; and (g) money market mutual funds which invest solely in investments meeting the criteria of Permitted Investments.

    "PERSON": an individual, corporation, limited liability company, partnership, business or other trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

    "PLAN": any employee pension benefit plan to which Section 4021 of ERISA applies and (i) which is maintained for employees of Borrower or (ii) to which Borrower made, or was required to make, contributions at any time within the preceding five (5) years.

    "PREFERRED STOCK": the Twelve Percent (12%) Redeemable Convertible
Preferred Stock of Borrower issued initially to Princes Gate Investors II, L.P. (the "Investor"), pursuant to the Securities Purchase Agreement dated as of November 1, 1996, between Borrower and Investor, the Securityholders Agreement dated as of November 1, 1996, among Borrower, Investor and Mr. Alfred West, and the Amendment of the Certificate of Incorporation dated as of November 1, 1996 amending Borrower's Certificate of Incorporation (as amended, the "Amended Certificate of Incorporation") relating to the authorization and issuance of the Preferred Stock to Investor.

    "PROCEEDS": as defined in SECTION 3.01 hereof.

    "PUC": the public utilities commission for the state or any other jurisdiction in which the Borrower operates its telecommunications business or any portion of the Equipment is located, or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions, and any other Persons specified as such on SCHEDULE 1 hereto.

    "REGULATORY AUTHORIZATIONS": all approvals, authorizations, licenses, filings, notices, registrations, consents, permits, exemptions, registrations, qualifications, designations, declarations, or other actions or undertakings now or hereafter made by, to or in respect of any telecommunications governmental or other regulatory authority, including, without limitation, any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the FCC or PUC or under any Communications Law necessary in order to enable the Borrower to own, construct, maintain and operate the Equipment, and any authorizations specified on SCHEDULE 1 hereto.

    "REGULATORY EVENT": any of the following events: (i) Lender becomes subject to regulation as a "carrier," a "telephone company," a "common carrier," a "public utility" or otherwise under any applicable law or governmental regulation, federal, state or local, solely as a result of the transactions contemplated by this Agreement and the other Loan Documents, or (ii) Borrower becomes subject to regulation by any Governmental Authority in any way that is materially different from the regulation existing at the Closing Date and that could materially adversely affect Borrower's ability to perform its material obligations under the Loan Documents or Lender's rights thereunder, or (iii) the FCC or PUC issues an order revoking, denying or refusing to renew, or recommending the revocation, denial or non-renewal of, any Regulatory Authorization.

    "REPORTABLE EVENT": (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA.

    "REQUIRED CONSENTS": the Governmental Authority approvals or consents of other Persons required with respect to the Borrower's execution, delivery and performance of this Agreement and the other Loan Documents, as described in
SECTION 4.04 hereto.

    "REQUIREMENT OF LAW": as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or transactions or to which such Person or any of its property or transactions is subject, including without limitation, all applicable common law and equitable principles, all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies, all Permits or Regulatory Authorizations issued to Borrower, all Communications Laws, and all Environmental Laws.

    "RESPONSIBLE OFFICER": with respect to a corporation, its President or any Vice President or Treasurer; with respect to a partnership, its general partner (or the President, any Vice President or Treasurer of any corporate general partner, as applicable); with respect to a limited liability company, a member or manager (or the President, any Vice President or Treasurer of any corporate member or manager), or the President or any Vice President of any other Person.

    "RESTRICTED SUBSIDIARY": means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

    "SECURITY DOCUMENTS": this Agreement, the Consents, the Stock Pledge Agreements, the Original Stock Pledge Agreements, all financing statements, all documents and instruments executed and/or delivered by or on behalf of Borrower in favor of Lender granting and perfecting liens and security interests on NTI Equipment and related Software to be installed in London, England, Brussels, Belgium, and Paris, France and any other documents granting, evidencing, or perfecting any security interest or Lien with respect to or securing any of the Obligations.

    "SITE(S)": any of the sites where Equipment is or is to be located.

    "SOFTWARE" AND "SOFTWARE LICENSES": any software now or hereafter owned by, or licensed to, Borrower or with respect to which Borrower has or may have license or use rights.

    "STOCK PLEDGE AGREEMENT": the Amended and Restated Stock Pledge Agreement executed by each of Alfred West, Steve West and Gary Bondi as Owners of Borrower (as of the date hereof) pursuant to Section 2.11 hereof, substantially in the form of EXHIBIT G hereto.

    "SUBORDINATED EQUIPMENT": such pieces of Equipment with respect to which Israel Discount Bank subordinates its lien and security interest to the lien and security interest of Lender pursuant to the terms of that Inter-Creditor Agreement dated as of June 3, 1996, as amended from time to time as a condition to all Advances as provided for in Section 6.02(l).

    "SUBSIDIARY": as to any Person, any corporation or other entity that is an Affiliate of such Person and of which shares of stock or equity interests having ordinary voting power with respect to the election of one or more directors or other managers of such corporation are at the time directly or indirectly owned or controlled by such Person (regardless of any contingency which does or may suspend or dilute the voting rights of such class).

    "SYSTEM": the Borrower's complete telecommunications network or system constructed and/or operated by Borrower, of which the Equipment forms a part in connection with the Borrower's business, as described on SCHEDULE 1 hereto.

    "TOTAL DEBT": at any time, the total outstanding liabilities of the Borrower, including, without limitation, current liabilities, long term Indebtedness, all lease obligations under finance leases, operating leases and/or capital leases, all Contingent Obligations, and all the Obligations, but excluding the Preferred Stock.

    "TRANCHE 1 FIRST BORROWING DATE": the date of the first borrowing by Borrower hereunder for Advances made prior to the Amendment Closing Date.

    "TRANCHE 2 FIRST BORROWING DATE": the date of the first borrowing by Borrower hereunder for Advances made on or after the Amendment Closing Date.

    "TRANCHE 1 INITIAL PAYMENT DATE": as defined on SCHEDULE 2.02 hereto.

    "TRANCHE 2 INITIAL PAYMENT DATE": as defined on SCHEDULE 2.02 hereto.

    "TRANCHE 1 INTEREST PAYMENT DATE": as defined on SCHEDULE 2.02 hereto.

    "TRANCHE 2 INTEREST PAYMENT DATE": as defined on SCHEDULE 2.02 hereto.

    "TRANCHE 1 MATURITY DATE": the date defined on SCHEDULE 2.02 hereto, on which all principal, interest, premium, expenses, fees, penalties and other amounts due under the Tranche 1 Note shall be finally due and payable.

    "TRANCHE 2 MATURITY DATE": the date defined on SCHEDULE 2.02 hereto, on which all principal, interest, premium, expenses, fees, penalties and other amounts due under the Tranche 2 Note shall be finally due and payable.

    "TRANCHE 1 NOTE": that certain promissory note dated as of May 28, 1996 in the original principal amount of $2,000,000 executed by Borrower in favor of Lender pursuant to the Original Loan Agreement, and all extensions, renewals, modifications, replacements, amendments, restatements and refinancings thereof.

    "TRANCHE 2 NOTE": that certain promissory note dated as of March 27, 1997 in the original principal amount of $3,000,000 executed by Borrower and joined in by American Telemedia, Ltd. in favor of Lender and any other promissory notes issued by Borrower to Lender pursuant to this Agreement, and all extensions, renewals, modifications, replacements, amendments, restatements and refinancings thereof.

    "TRANCHE 1 PAYMENT SCHEDULE": as defined on SCHEDULE 2.02 hereto.

    "TRANCHE 2 PAYMENT SCHEDULE": as defined on SCHEDULE 2.02 hereto.

    "UCC": the Uniform Commercial Code as the same may from time to time be in effect in the State of New York, or the Uniform Commercial Code of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

    "UNRESTRICTED SUBSIDIARY": (i) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors of the Borrower in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The board of directors of the Borrower may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Borrower or any Restricted Subsidiary; provided that (A) any Guarantee by the Borrower or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Borrower or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described on page 22-24 of the Memorandum Draft and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described on pages 20-24 of the Memorandum Draft. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be incurred for all purposes of the Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Capitalized terms used in this definition which are defined in the Memorandum Draft shall have the meanings assigned to them in the Memorandum Draft.

    "WHOLLY OWNED": with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person. Capitalized terms used in this definition which are defined in the Memorandum Draft shall have the meanings assigned to them in the Memorandum Draft.

    "WORKING CAPITAL": unencumbered and unrestricted capital of Borrower available for general operational purposes after provision for all current liabilities.

    1.02. ACCOUNTING PRINCIPLES; SUBSIDIARIES. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), consistently applied, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. If at any time Borrower has any Subsidiaries, all accounting and financial terms herein shall be deemed to include references to consolidated and consolidating principles, and covenants, representations and agreements with respect to the Borrower and its properties and activities shall be deemed to refer to the Borrower and its consolidated Subsidiaries collectively.

    1.03. UCC TERMS. Except as otherwise provided or amplified (but not limited) herein, terms used in this Agreement that are defined in the UCC shall have the same meanings herein.

    1.04. GENERAL CONSTRUCTION; CAPTIONS. All definitions and other terms used in this Agreement shall be equally applicable to the singular and plural forms thereof, and all references to any gender shall include all other genders. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. The captions and table of contents in this Agreement and the other Loan Documents are for convenience only, and in no way limit or amplify the provisions hereof.

    1.05. REFERENCES TO DOCUMENTS AND LAWS. All defined terms and references in this Agreement or the other Loan Documents with respect to any agreements, notes, instruments, certificates or other documents shall be deemed to refer to such documents and to any amendments, modifications, renewals, extensions, replacements, restatements, substitutions and supplements of and to such documents. All references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations.


                                   ARTICLE 2: LOANS
                                   ----------------

    2.01. COMMITMENT. Subject to the terms and conditions herein provided, and so long as no Event of Default has occurred and is continuing hereunder, Lender agrees to lend to Borrower from time to time before the Financing Termination Date, an aggregate principal amount not to exceed the amount set forth on SCHEDULE 2.01 hereto as the maximum principal amount (the "COMMITMENT"). If Borrower or NTI should terminate the NTI Purchase Agreement at any time prior to the Initial Payment Date, then the Commitment shall automatically terminate, subject to Lender's right to make further Advances hereunder, including, but not limited to, Advances under Section 2.03 hereof. All amounts advanced hereunder shall be used solely for the purchase of NTI Equipment and related services (exclusive of sales tax) from NTI, and amounts not exceeding the amount (if any) specified on Schedule 2.01 hereto may be used for the purchase of network related third party equipment and the preparation of a switch room for such NTI Equipment, legal fees, charges, expenses and closing costs and other expenses incurred by Borrower or incurred by Lender and payable by Borrower under Section 2.10 hereof. From and after the Amendment Closing Date through and to the Financing Termination Date, up to, but not exceeding, Three Million Dollars ($3,000,000) of the Commitment may be used to acquire NTI Equipment and related Software to be located in London, England, Brussels, Belgium, or Paris, France, in each case subject to the requirements of this Agreement, including but not limited to the requirements of Section 3.09.

    2.02.     NOTE AND PAYMENT TERMS.

         (a) PROMISSORY NOTE. The Loans shall be evidenced by one or more Notes substantially in the form of EXHIBIT A hereto, with appropriate insertions. Each Note shall be executed by Borrower, payable to the order of Lender, and shall evidence the obligation of Borrower to repay all principal amounts advanced under or pursuant to this Agreement, together with interest and all other amounts due thereunder. The Tranche 1 Note shall be originally dated May 28, 1996, have a stated maturity that is the Tranche 1 Maturity Date, and bear interest at the Interest Rate from the Tranche 1 First Borrowing Date until the Tranche 1 Note or any amount thereunder is paid in full (whether on the Tranche 1 Maturity Date, by acceleration or otherwise). The Tranche 2 Note shall be originally dated March 27, 1997, have a stated maturity that is the Tranche 2 Maturity Date, and bear interest at the Interest Rate from the Tranche 2 First Borrowing Date until the Tranche 2 Note or any amount thereunder is paid in full (whether on the Tranche 2 Maturity Date, by acceleration or otherwise).
    All schedules attached to any Note shall be deemed a part thereof. Any such schedule may be amended by Lender from time to time to reflect changes in the amounts includable thereon, but the failure to attach or amend any schedule shall not diminish the obligation of Borrower to repay all amounts due hereunder or on any Note.

         (b) INTEREST PAYMENTS. Interest shall continue to accrue on the principal amount outstanding on any Note at the Interest Rate and shall be payable, in arrears, on each Interest Payment Date. All accrued interest shall be payable, in arrears, with the principal payments described below.

         (c) PRINCIPAL PAYMENTS. (i) The Tranche 1 Note is a term note, and all principal amounts due with respect to the Tranche 1 Note shall be payable in installments in accordance with the Tranche 1 Payment Schedule set forth on SCHEDULE 2.02 hereto, commencing on the Tranche 1 Initial Payment Date and on each Payment Date thereafter until the Tranche 1 Maturity Date. The amount of each such principal installment payment shall be calculated, at the outset, by taking the applicable percentage (as described on SCHEDULE 2.02 hereto) of the amount of all principal amounts outstanding on the Tranche 1 First Borrowing Date; PROVIDED, HOWEVER, that the principal payment amounts shall be recalculated by Lender each time Advances are made hereunder after the Tranche 1 First Borrowing Date but prior to the Amendment Closing Date, based on the aggregate amount of all Advances made at any time. Borrower and Lender understand that this payment schedule is intended to amortize fully the principal amount advanced under the Tranche 1 Note in equal monthly payments from the date of such Advance to the Tranche 1 Maturity Date and any other principal and interest amounts outstanding representing amounts owed under Advances made prior to the Amendment Closing Date will be added to the final payment on the Tranche 1 Maturity Date. In any event, the entire outstanding principal amount of the Tranche 1 Note and all accrued but unpaid interest and all other outstanding amounts due thereunder shall be paid on the Tranche 1 Maturity Date.

    (ii) The Tranche 2 Note is a term note, and all principal amounts due with respect to the Tranche 2 Note shall be payable in installments in accordance with the Tranche 2 Payment Schedule set forth on SCHEDULE 2.02 hereto, commencing on the Tranche 2 Initial Payment Date and on each Payment Date thereafter until the Tranche 2 Maturity Date. The amount of each such principal installment payment shall be calculated, at the outset, by taking the applicable percentage (as described on SCHEDULE 2.02 hereto) of the amount of all principal amounts outstanding on the Tranche 2 First Borrowing Date; PROVIDED, HOWEVER, that the principal payment amounts shall be recalculated by Lender each time Advances are made hereunder after the Amendment Closing Date, based on the aggregate amount of all Advances made at any time. Borrower and Lender understand that this payment schedule is intended to amortize fully the principal amount advanced under the Tranche 2 Note in equal monthly payments from the date of such Advance to the Tranche 2 Maturity Date and any other principal and interest amounts outstanding representing amounts owed under Advances after the Amendment Closing Date will be added to the final payment on the Tranche 2 Maturity Date. In any event, the entire outstanding principal amount of the Tranche 2 Note and all accrued but unpaid interest and all other outstanding amounts due thereunder shall be paid on the Tranche 2 Maturity Date.

         (d) LATE PAYMENTS AND DEFAULT RATE. Notwithstanding the foregoing, if Borrower shall fail to pay within ten (10) days after the due date any principal amount or interest or other amount payable under this Agreement or under any Note, Borrower shall pay to Lender, to defray the administrative costs of handling such late payments, an amount equal to interest on the amount unpaid, to the extent permitted under applicable law, at the Default Rate (instead of the Interest Rate), from the due date until such overdue principal amount, interest or other unpaid amount is paid in full (both before and after judgment) whether or not any notice of default in the payment thereof has been delivered under SECTION 9.01 hereof. In addition, but without duplication, upon the occurrence and during the continuance of an Event of Default, all outstanding amounts hereunder shall bear interest at the Default Rate (instead of the Interest Rate) until such amounts are paid in full or such Event of Default is waived in writing by Lender.

         (e) EXCESS INTEREST. Notwithstanding any provision of any Note, this Agreement or any other Loan Document to the contrary, it is the intent of Lender and Borrower that Lender or any subsequent holder of any Note shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable Law, as amended or enacted from time to time. In the event Lender, or any subsequent holder of any Note, ever receives, collects, reserves or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal indebtedness and all other amounts due are paid in full, any remaining excess funds shall immediately be applied to any other outstanding indebtedness of Borrower due to Lender, and if none is outstanding, shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by Lender, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, Lender or any subsequent holder of any Note shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness, as of the date it was received, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

    2.03.     PROCEDURES FOR BORROWING.

         (a) TIMING OF ADVANCES. Advances shall not be made more than once per calendar month, and all Advances in any calendar month shall be made on the same Borrowing Date. Each Advance (other than the last Advance) shall be in an aggregate principal amount of not less than $25,000. No amounts may be borrowed hereunder on or after the Financing Termination Date. Lender is hereby authorized to retain from each Advance all amounts of Lender's Expenses accrued and unpaid by Borrower, for which invoices have been sent to Borrower at least five (5) Business Days before such Advance. In any event, all outstanding legal fees, charges and expenses not paid by Borrower prior to any Borrowing Date shall be paid before any Advance is made or concurrently with such Advance.

         (b) BORROWING CERTIFICATES. To request an Advance hereunder, Borrower shall send to Lender, at least ten (10) Business Days prior to the requested Borrowing Date, a completed Borrowing Certificate, along with invoices and such other supporting documentation as Lender may reasonably request. Lender is hereby authorized to add to any Borrowing Certificate all amounts payable by Borrower to Lender in respect of legal fees, charges and expenses arising or incurred by Lender, to the extent such fees, charges and expenses have then been incurred or charged and may be paid from proceeds of the Loan.

         (c) TRANSMISSION OF ADVANCES. Advances shall be made by wire transfer to the account(s) specified in the applicable Borrowing Certificate, except that (i) proceeds of the Loans may be transmitted, at Lender's option, directly to an NTI account for payment of any unpaid NTI invoices, and (ii) Advances shall be transmitted to Borrower only to the extent that Borrower provides Lender with satisfactory evidence that the amount of such Advance has been paid to NTI or such other payee for a purpose permitted under
    SECTION 2.01. No further authorization shall be necessary for any such direct disbursements, and each such Advance shall satisfy PRO TANTO the obligations of the Lender under this Agreement.

         (d) BORROWING DATES. Advances shall be made by Lender on the Borrowing Date specified in the applicable Borrowing Certificate if all conditions for such Advance have been satisfied, or on such later Business Date as all conditions for such Advance shall have been satisfied, as determined by Lender.

         (e) ADVANCES AFTER DEFAULT. At its option, after the occurrence and continuance of a Default, Lender may but shall not be obligated to make advances of portions of the Loan proceeds to any Person (including without limitation NTI, suppliers, sub-contractors and materialmen) to whom Lender in good faith determines payment is due with respect to the Equipment, and any proceeds so disbursed by Lender shall be deemed disbursed as of the date on which the Person to whom payment is made receives the same. No further authorization from Borrower shall be necessary to warrant such direct advances, and the execution of this Loan Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization and power of attorney so to advance proceeds hereunder. All such Advances shall satisfy PRO TANTO the obligations of Lender hereunder and shall be secured by the Security Documents as fully as if made directly to Borrower.

    2.04.     PREPAYMENTS.

         (a) VOLUNTARY PREPAYMENTS. (i) TRANCHE 1 NOTE. On or after one year from the Tranche 1 Initial Payment Date, the Borrower may, at its option, at any time and from time to time, prepay the Advances under the Tranche 1 Note, in whole or in part, upon at least thirty (30) Business Days prior written notice to the Lender specifying the date and amount of prepayment, in a minimum amount of $50,000, plus the premium described below, and all accrued but unpaid interest thereon. Such notice shall be irrevocable and the principal amount specified in such notice shall be due and payable on the date specified together with accrued interest on the amount prepaid. Any such prepayment shall be subject to a prepayment premium equal to a percentage of the amount prepaid as follows: one percent (1%) if the prepayment is made during the second or third year following the Tranche 1 Initial Payment Date, and zero percent (0%) if prepayment is made thereafter. Amounts under the Tranche 1 Note prepaid may not be reborrowed and shall be applied as provided in Section 2.04(c). No voluntary prepayments under the Tranche 1 Note shall be permitted prior to the Tranche 1 Initial Payment Date.

    (ii) TRANCHE 2 NOTE. On or after one year from the Tranche 2 Initial Payment Date, the Borrower may, at its option, at any time and from time to time, prepay the Advances under the

    Tranche 2 Note, in whole (but not in part), upon at least thirty (30) Business Days prior written notice to the Lender specifying the date of prepayment, plus the premium described below, and all accrued but unpaid interest thereon. Such notice shall be irrevocable and the principal amount shall be due and payable on the date specified together with accrued interest on the amount prepaid. Any such prepayment shall be subject to a prepayment premium equal to a percentage of the amount prepaid as follows: three percent (3%) if the prepayment is made during the first full year following the Amendment Closing Date, two percent (2%) if the prepayment is made during the second full year following the Amendment Closing Date, one percent (1%) if the prepayment is made during the third full year following the Amendment Closing Date, and zero percent (0%) if prepayment is made thereafter. Amounts prepaid may not be reborrowed and shall be applied as provided in SECTION 2.04(c). No voluntary prepayments under the Tranche 2 Note shall be permitted prior to the Tranche 2 Initial Payment Date.

    (iii) GENERAL.  Mandatory Prepayments, excess interest payments under
    SECTION 2.02(g) or prepayments made from insurance proceeds pursuant to
    SECTION 6.03 or with any condemnation proceeds shall not be subject to a prepayment premium.

         (b) MANDATORY PREPAYMENT. Upon Lender's demand, (i) if the NTI Purchase Agreement is terminated prior to the Financing Termination Date, or (ii) if Borrower fails to complete all the required purchases thereunder by the Financing Termination Date, or (iii) upon the occurrence of any event pursuant to which the Preferred Stock may be redeemed (other than any special optional redemption of the Preferred Stock under Section 7(a) of Article Fourth of the Amended Certificate of Incorporation), Borrower shall immediately prepay the loans in full, including all principal, accrued interest and expenses (the "MANDATORY PREPAYMENTS").

         (c) APPLICATION OF PREPAYMENTS. Any prepayments shall be applied first to interest, then to premium, then to expenses, and then to the installments of principal in reverse chronological order.


    2.05. COMPUTATION OF INTEREST. Interest shall be calculated daily on the basis of a 360-day year for the actual days elapsed in the period during which it accrues.

    2.06. PAYMENTS. All payments and prepayments to be made in respect of principal, interest, prepayment premiums or other amounts due from Borrower hereunder or under any Note shall be payable on or before 1:00 p.m., Nashville time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to Lender at Lender's office at 220 Athens Way, Nashville, Tennessee 37228-1399, or such other location specified in writing by Lender, in immediately available funds, without setoff, recoupment, counterclaims or any other deduction of any nature.

    2.07. INDEMNITY. Borrower hereby indemnifies Lender against any losses, claims, penalties, expenses, actions, suits, obligations, liabilities and Liens (and all costs and expenses, including reasonable attorneys' fees incurred in connection therewith), that Lender has sustained or incurred or may sustain or incur in connection with any of the Collateral, or the enforcement, performance or administration of the Loan Documents, or as a consequence of any default by Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Loan Documents, including without limitation, the breach of any representation or warranty, any failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest, fee or any other amount due hereunder or under any Note, and any failure of Borrower to comply with all applicable Requirements of Law (collectively, "CLAIMS") except to the extent of any Claims caused solely by Lender's gross negligence or willful misconduct. Borrower's obligations under this Section 2.07 shall be part of the Obligations and shall be secured by the Collateral. Borrower agrees that upon written notice by Lender of the assertion of any Claims, Borrower shall, at Lender's option, either assume full responsibility for, or reimburse Lender for the reasonable costs and expenses of, the defense thereof. Lender shall have no liability for consequential or incidental damages of any nature. The provisions of this
Section 2.07 shall survive the termination of this Agreement and payment of the Obligations.

    2.08. USE OF PROCEEDS. The proceeds of the Advances hereunder shall be used by Borrower only for the purposes and in the amounts described in Section
2.01 hereof, and no amounts repaid may be reborrowed.

    2.09.     FEES. Borrower shall pay Lender the fees described on SCHEDULE
2.09 hereto in connection with this Agreement.

    2.10. LENDER'S EXPENSES. Borrower agrees (a) to pay or reimburse Lender for all its reasonable costs, fees, charges and expenses incurred or arising in connection with the negotiation, review, preparation and execution of this Agreement, the Loan Documents, any commitment or proposal letter, or any amendment, supplement, waiver, modification to, or restructuring of this Agreement, the Obligations or the other Loan Documents, including, without limitation, reasonable outside counsel legal fees and disbursements, expenses, document charges and other charges and expenses of Lender, (b) to pay or reimburse Lender for all its reasonable costs, fees, charges and expenses incurred in connection with the administration of the Loans or the enforcement, protection or preservation of any rights under or in connection with this Agreement or any other Loan Documents, including, without limitation, reasonable outside counsel legal fees and disbursements, audit fees and charges, and all out-of-pocket expenses, (c) to pay, indemnify, and to hold Lender harmless from, any and all recording and filing fees and taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (excluding income and franchise taxes and taxes of similar nature), if any, which may be payable or determined to be payable in connection with the execution and delivery or recordation or filing of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents. Lender expects that its attorneys' fee and disbursements payble by the Borrower under clause (a) of the preceding sentence in connection with the negotiation, preparation and execution of this amendment and restatement to the Original Loan Agreement shall not exceed twenty thousand dollars ($20,000), and Lender will notify Borrower if it appears to Lender that the fees of its counsel will exceed that amount. All of the amounts described in this Section are referred to collectively as the "LENDER'S EXPENSES", shall be payable upon Lender's demand, and shall accrue interest at the Interest Rate in effect when such demand is made from five (5) days after the date of demand until paid in full. All Lender's Expenses, and interest thereon, shall be part of the Obligations and shall be secured by the Collateral. The agreements in this SECTION 2.10 shall survive repayment of the Obligations. All Lender's Expenses that are outstanding on any Borrowing Date shall be paid before or with such advance. If Borrower has not paid to Lender the amount of all Lender's Expenses billed to Borrower at least five (5) Business Days before such Borrowing Date, Lender shall be authorized to retain from any Advance on such Borrowing Date the amount of such Lender's Expenses that remain unpaid. Borrower's obligation to pay Lender's Expenses shall not be limited by any limitation on the amount of the Commitment that may be designated as available for such purposes, and any amounts so designated shall be used to pay Lender's Expenses accrued at the time of any Advance before any of Borrower's legal fees or similar expenses.

    2.11. STOCK PLEDGE AGREEMENT. Each of Alfred West, Gary Bondi, and Steven West shall pledge; or cause the pledge of, stock and any other ownership interest in Borrower to Lender as security for the Obligations pursuant to the Stock Pledge Agreement, so that at all times Lender shall have a first priority, perfected Lien on a majority of the voting shares of each class of such securities or ownership interests in Borrower (other than the Preferred Stock, but including in such calculation shares or ownership interests which Borrower has agreed, or otherwise becomes committed, to issue, whether pursuant to options, warrants, conversion rights or other agreements and including common stock issuable upon conversion of the Preferred Stock).


                     ARTICLE 3: COLLATERAL AND SECURITY AGREEMENT
                     --------------------------------------------

    3.01. GRANT OF SECURITY INTEREST. Borrower (as debtor) hereby assigns to Lender as collateral, and grants to Lender (as secured party), a continuing security interest in and to, all of the Borrower's right, title and interest in and to the following kinds and types of property, whether now owned or hereafter acquired or arising, wherever located, together with all substitutions therefor and all accessions, replacements and renewals thereof, and in all proceeds and products thereof (collectively, the "COLLATERAL"):

         (a) All the NTI Equipment, all third party equipment, including all replacements and expansions, financed by Lender and any and all additions, substitutions, and replacements to or of any of the foregoing, together with all attachments, components, parts, improvements, upgrades, and accessions installed thereon or affixed thereto (collectively, "EQUIPMENT") and Borrower's rights under the NTI Purchase Agreement;

         (b) All general intangibles and intangible property constituting part of, or provided by or through NTI in connection with, the Equipment, or associated with the System which is necessary for the proper operation of the Equipment, including without limitation, insurance proceeds and amounts due under insurance policies, licenses, license rights, rights in intellectual property, software, software licenses, computer programming (including source codes, object codes and all other embodiments of computer programming or information), refunds, warranties and indemnification rights, and all amounts owed at any time to Borrower by Lender or NTI (collectively, "GENERAL INTANGIBLES"); and

         (c) All proceeds and products of any of the foregoing, including without limitation (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), and
    (iii) any and all cash proceeds and non-cash proceeds in the form of equipment, inventory, contracts, accounts, general intangibles, chattel paper, documents, instruments, securities, or other proceeds (collectively, "PROCEEDS").

    3.02. PRIORITY OF SECURITY INTERESTS. The security interests granted by Borrower to Lender are and shall be continuing and indefeasible security interests in the Collateral, subject to no Liens except for Liens permitted under Section 8.02 hereof. The security interests in the Collateral in favor of Lender shall be first-priority, provided, however, the Lien of Israel Discount Bank on the Equipment located in the United States need only be subordinated to the lien of Lender on the Collateral pursuant to the Inter-Creditor Agreement dated as of June 3, 1996 (or an amendment thereto) on or before the presentation of a Borrowing Certificate, the proceeds of which are to be used to acquire such Equipment (either directly or indirectly by reimbursement of Borrower).

    3.03. FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower shall promptly execute, deliver and record any documents, instruments, agreements and amendments, and take all such further action, as the Lender may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing statements or amendments under the UCC. The Borrower also hereby authorizes the Lender to file any such financing statement or amendment thereto, without the signature of the Borrower, or with a copy or telecopy of the Borrower's signature, to the extent permitted by applicable law, or to execute any financing statement or amendment thereof on behalf of the Borrower as Borrower's attorney-in-fact. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument or any certificated securities, such note, instrument or certificate shall be immediately pledged and delivered to the Lender hereunder, duly endorsed in a manner satisfactory to the Lender.

    3.04. FURTHER IDENTIFICATION OF COLLATERAL. Borrower shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

    3.05. REMEDIES. Lender shall have all the rights and remedies of a secured party under the UCC, and shall be entitled to exercise any and all remedies available under Article 9 hereof or otherwise available at law or in equity upon the occurrence of an Event of Default.

    3.06. STANDARD OF CARE. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but Lender's failure to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

    3.07. ADVANCES TO PROTECT COLLATERAL. All insurance expense and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by Borrower to any landlord of any premises where any of the Collateral may be located), and, any and all taxes shall be borne and paid by Borrower. Lender may (but shall not be obligated to) make advances to preserve, protect or obtain any of the Collateral, including advances to cure defaults under any of the System Agreements or advances to pay taxes, insurance and the like, and all such advances shall become part of the Obligations owing to Lender hereunder and shall be payable to Lender on demand, with interest thereon from the date of such advance until paid at the Default Rate in effect on the date of such advance.

    3.08. LICENSE TO USE. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any tangible or intangible property or rights of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and franchise agreements with respect to the Collateral shall inure to Lender's benefit.

    3.09 PRIORITY OF SECURITY INTERESTS AND/OR LIENS ON EQUIPMENT LOCATED OUTSIDE OF THE UNITED STATES. Lender and Borrower acknowledge that on or after the Amendment Closing Date and prior to the Financing Termination Date, up to Three Million Dollars ($3,000,000) of Advances drawn may be used by Borrower to acquire NTI Equipment and related Software which will be installed in London, England, Brussels, Belgium and/or Paris, France. As a condition to any Advance by Lender to Borrower which Borrower uses to acquire NTI Equipment to be located in London, England, Brussels, Belgium, or Paris, France, Borrower, at the time it delivers a Borrowing Certificate requesting such Advance, shall (i) deliver a list identifying all NIT Equipment and specifying where in such country such NTI Equipment will be located, (ii) at the sole expense of Borrower, execute, deliver and record any documents, instruments, agreements and amendments, and take all such further action as Lender may reasonably deem desirable, to grant and perfect a security interest and/or lien on the Collateral in favor of Lender under the laws of such country where such NTI Equipment will be located, which security interest and/or lien will be subject to no other liens or security interest, and (iii) deliver an opinion of counsel in favor of Lender, in form and substance to the satisfaction of the Lender, confirming that (x) all steps have been taken to grant and perfect the security interest and/or lien in such Collateral in favor of Lender, subject to no other liens or security interests, and (y) compliance with all regulatory requirements in such jurisdiction for the installation and operation of the Collateral in such jurisdiction and the right of Lender to exercise foreclosure or repossession remedies without the necessity of regulatory approval or licensing.


                      ARTICLE 4: REPRESENTATIONS AND WARRANTIES
                      -----------------------------------------

    Borrower hereby represents and warrants to Lender as follows:

    4.01. ORGANIZATION AND QUALIFICATION. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of its state of organization. Borrower is duly qualified to do business and in good standing in each jurisdiction in which the failure to receive or retain such qualification would have a Material Adverse Effect.

    4.02. AUTHORITY AND AUTHORIZATION. Borrower has all requisite corporate right, power, authority and legal right to execute and deliver and perform its obligations under this Agreement, to make the borrowings provided for herein, and to execute and deliver and to perform its obligations under each Note. Borrower's execution, delivery and performance of the Basic Agreements have been duly and validly authorized by all necessary corporate proceedings on the part of Borrower.

    4.03. EXECUTION AND BINDING EFFECT. This Agreement, each Note and all other Basic Agreements have been or will be duly and validly executed and delivered by the Borrower, and constitute or, when executed and delivered will constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights generally.

    4.04. GOVERNMENTAL AUTHORIZATIONS. Except for the consents identified on SCHEDULE 4.04 hereto (the "REQUIRED CONSENTS"), no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority (other than the filing of financing statements and continuation statements) is or will be necessary in connection with execution and delivery of this Agreement, each Note or any other Loan Documents by Borrower, consummation of the transactions herein or therein contemplated, performance of or compliance by Borrower with the terms and conditions hereof or thereof or the legality, validity and enforceability hereof or thereof.


    4.05. REGULATORY AUTHORIZATIONS. Borrower holds all authorizations, permits and licenses required by the FCC or the PUC or any Communications Law for the construction and operation of the System, and all such Regulatory Authorizations are in full force and effect, are subject to no further administrative or judicial review and are therefore final. Lender will not by reason of the execution, delivery and performance (other than the enforcement of remedies) of any of the Loan Documents, be subject to the regulation or control of either the FCC or the PUC. The Regulatory Authorizations are described on
SCHEDULE 4.05.

    4.06. MATERIAL AGREEMENT; ABSENCE OF CONFLICTS. The execution and delivery of this Agreement, each Note and the other Loan Documents, the consummation of the transactions herein or therein contemplated and the performance of or compliance with the terms and conditions hereof or thereof by Borrower will not (a) materially violate any applicable Law; (b) conflict with or result in a material breach of or a default under the Organizational Documents of the Borrower or any agreement or instrument to which Borrower is a party or by which Borrower or its properties is bound; or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of Borrower except as otherwise contemplated by this Agreement.

    4.07. NO RESTRICTIONS. Borrower is not a party or subject to any contract, agreement, or restriction in its Organizational Documents that materially and adversely affects its business or the use or ownership of any of its properties or operation of its business. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on SCHEDULE 4.07, none of which prohibit the Borrower's execution of or compliance with this Agreement. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Encumbrance.

    4.08. FINANCIAL STATEMENTS. Borrower has furnished to Lender the most recent annual or quarterly financial statements of the Borrower, certified by a Responsible Officer of the Borrower, including balance sheets and related statements of income, retained earnings and general ledger cash accounts, as described on SCHEDULE 4.08 hereof. Such financial statements (including the notes thereto) present fairly the financial condition of Borrower on a consolidated basis as of the end of such fiscal period and the results of its operations and the changes in its financial position for the fiscal period then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal period.

    4.09. FINANCIAL ACCOUNTING PRACTICES. Borrower has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its respective transactions and dispositions of its assets, and Borrower shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary
(i) to permit preparation of financial statements in conformity with GAAP and
(ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    4.10. ACCURATE AND COMPLETE DISCLOSURE. No representation or warranty made by Borrower under this Agreement and no statement made by Borrower or by any Owner in any financial statement, certificate, report, exhibit or document furnished by Borrower or any Owner to Lender pursuant to or in connection with this Agreement (including without limitation any filings with the Securities Exchange Commission, the FCC or the PUC) is or was false or misleading as of the date made in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). There are no facts that evidence or create a Material Adverse Effect, or, so far as the Borrower can now foresee, will evidence or create a Material Adverse Effect, which has not been set forth in the financial statements referred to in
Section 4.08 hereof or otherwise disclosed in writing to the Lender prior to the First Borrowing Date.

    4.11. NO EVENT OF DEFAULT; COMPLIANCE WITH MATERIAL AGREEMENTS. No event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default after giving effect to the Advance to be made on the First Borrowing Date and the Advance to be made immediately after the Amendment Closing Date. As of the date hereof, Borrower is not in violation of any term of its material agreements or instruments to which it is a party or by which it or its properties is bound.

    4.12. LITIGATION. Except as set forth in SCHEDULE 4.12, there is no pending action, suit or threatened proceeding by or before any Governmental Authority against or affecting Borrower or any of its properties, rights or licenses which if adversely decided would have a Material Adverse Effect.

    4.13. RIGHTS TO PROPERTY; INTELLECTUAL PROPERTY. Borrower has good and marketable title, subject only to the Permitted Encumbrances, to the Collateral and to all personal and real property purported to be owned by it as reflected in the most recent balance sheet referred to in Section 4.08 hereof (except as sold or otherwise disposed of in the ordinary course of business or as no longer used or useful in the conduct of the business which sales or other disposals in the aggregate do not have a Material Adverse Effect on such financial statements). Borrower owns or possesses the right to use all patents, trademarks, service marks, trade names, copyrights, know-how, franchises, software and software licenses necessary for the operation of its business, free from burdensome restrictions.

    4.14. FINANCIAL CONDITION. The Borrower's financial condition is accurately described in the Certificate of Financial Condition executed by Borrower pursuant hereto.

    4.15. TAXES. Borrower's federal tax identification number is set forth on SCHEDULE 1 hereto. With respect to the United States (whether federal, state or local), (i) all tax returns required to be filed by Borrower have been properly prepared, executed and filed, and (ii) all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its respective properties, incomes, sales or franchises which are shown to be due and payable thereon have been paid, other than taxes or assessments the validity or amount of which Borrower is contesting in good faith. The reserves and provisions for taxes on the books of Borrower are adequate for all open years and for its current fiscal period. With respect to obligations outside the United States, all tax returns required to be filed by Borrower have been properly prepared, executed and filed and all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its respective properties, incomes, sales or franchises which would be due and payable thereon have been paid, other than taxes or assessments the validity or amount of which Borrower is contesting in good faith and other than taxes, assessments or returns, with respect to which the failure to pay or prepare, execute and file, as the case may be, do not and will not have, in the aggregate, a Material Adverse Effect on Borrower.

    4.16. NO MATERIAL ADVERSE CHANGE. Since the date of the financial statements referenced in Section 4.08, there has been no Material Adverse Change.


    4.17. NO REGULATORY EVENT. No Regulatory Event has occurred and is continuing.

    4.18. TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any carrier, any labor organizations, any customer or any group thereof whose agreements with Borrower or use of the Equipment individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would have a Material Adverse Effect or prevent Borrower from conducting its business after the consummation of the transaction contemplated by this Agreement.

    4.19. NO BROKERAGE FEES. No brokerage or other fee, commission or compensation is to be paid by Borrower to any Person other than Lender in connection with the loans to be made hereunder. Borrower hereby indemnifies Lender against any claims brought against Lender for brokerage fees or commissions of any Person based on an agreement with Borrower and agrees to pay all expenses incurred by Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

    4.20. MARGIN STOCK; REGULATION U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. The making of the Advances and the use of the proceeds thereof will not violate Regulations G, U or X of the Board of Governors of the Federal Reserve System.

    4.21. INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY. Borrower is not an "investment company" or a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    4.22. PERSONAL HOLDING COMPANY. Borrower is not a "personal holding company" as defined in Section 542 of the Code.

    4.23. ERISA. (i) With respect to any Plan, there is no Reportable Event currently under consideration by the PBGC which may reasonably result in any material liability to the PBGC with respect to any Plan, (ii) no Plan has been terminated, (iii) no trustee has been appointed by any United States District Court to administer any Plan, (iv) the PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee to administer any such Plan, (v) neither the Borrower nor any Affiliate has withdrawn, completely or partially, from any Plan and (vi) neither the Borrower nor any Affiliate has incurred secondary liability for withdrawal liability payments under any Plan.

    4.24. ENVIRONMENTAL WARRANTIES. Borrower is in compliance with all Environmental Laws applicable to Borrower or its business or to the real or personal property owned, leased or operated by Borrower. Borrower has not received notice of, and is not aware of, any violations or alleged violations, or any liability or asserted liability, under any such Environmental Laws, with respect to Borrower or its business or its properties.

    4.25. SECURITY INTERESTS. The provisions of Article 3 hereof are effective to create in favor of Lender a legal, valid and enforceable Lien on or security interest in all of the Collateral, and, when the recordings and filings described on SCHEDULE 4.25 hereto have been effected in the public offices listed on said SCHEDULE 4.25, this Agreement will create a perfected security interest in all right, title, estate and interest of Borrower in the Collateral, subject to no Liens except for Permitted Encumbrances. The security interests in the Collateral in favor of Lender shall be first-priority, provided, however, the Lien of Israel Discount Bank on the Equipment need only be subordinated to the lien of Lender on the Collateral pursuant to the Inter-Creditor Agreement dated as of June 3, 1996 (or an amendment thereto) on or before the presentation of a Borrowing Certificate, the proceeds of which are to be used to acquire such Equipment (either directly or indirectly by reimbursement of Borrower). All action necessary or desirable to protect and perfect such security interest in each item of the Collateral will have been duly taken prior to the First Borrowing Date. The recordings and filings shown on said SCHEDULE 4.25 are all the actions necessary or advisable in order to establish, protect and perfect the interest of Lender in the Collateral.

    4.26. PLACE OF BUSINESS. The chief executive offices of Borrower are identified on SCHEDULE 4.26 hereto. The Borrower's principal place of business in the state(s) where the Equipment is located is identified on SCHEDULE 4.26 hereto. The Borrower's records concerning the Collateral are kept at one or both of these addresses.


    4.27. LOCATION OF COLLATERAL. The Collateral is and will be kept at the locations identified on SCHEDULE 4.26 hereto or such other locations as may be permitted under Section 8.12. Notwithstanding any other provision of this Agreement, Equipment may not be relocated from any location identified on
SCHEDULE 4.26 (or such other location as may be permitted after compliance with Section 8.12) to any other location identified on SCHEDULE 4.26 (or such other location to which Collateral has been relocated after compliance with Section 8.12) without first complying again with the requirements of Section 8.12 in connection with each relocation.

    4.28. CLEAR TITLE TO COLLATERAL. The Borrower is, or will be, upon purchase pursuant to the NTI Purchase Agreement and this Agreement the sole owner of each item of the Collateral, having good and marketable title thereto, free and clear of any and all Liens, claims, or rights of others, except for the security interest granted herein to the Lender and the other Permitted Encumbrances.

    4.29. ASSUMED NAMES. Except as set forth on SCHEDULE 4.29 hereto, Borrower does not conduct business under any assumed names or trade names, and has not conducted business under any other names, or any assumed names or trade names, at any time prior to the date hereof.

    4.30.     [INTENTIONALLY OMITTED].

    4.31. NTI PURCHASE AGREEMENT. The NTI Purchase Agreement has been duly executed and delivered by the Borrower and NTI, is in full force and effect, and a true, correct and complete copy thereof (including all annexes, attachments and amendments thereto) has been delivered to Lender, and there are no other side letters, waivers or other agreements affecting the terms thereof.


                           ARTICLE 5: CONDITIONS OF CLOSING

    5.01. INITIAL CLOSING. On or before the Closing Date, the conditions set forth in Section 5.01 of the Original Loan Agreement shall have been satisfied.

    5.02. AMENDMENT CLOSING. On or before the Amendment Closing Date, the following conditions shall have been satisfied:

    (a) A certificate of Borrower signed by a duly authorized Responsible Officer, certifying as to (i) true copies of Organizational Documents of Borrower in effect on such date; (ii) true copies of all corporate action taken by Borrower relative to this Agreement, each Note and the other Loan Documents;
(iii) the names, true signatures and incumbency of the Responsible Officers of Borrower authorized to execute and deliver this Agreement, each Note and the other Loan Documents; (iv) a Certificate of Good Standing (or equivalent certificate) for the Borrower, duly issued by the Secretary of State of each state in which the Borrower intends to do business; and (v) such other matters as Lender shall request.

    (b) OPINIONS OF COUNSEL. Lender shall have received the following opinions, all dated as of the Closing Date and all in form and substance satisfactory to Lender:

         (i) A written opinion of counsel to Borrower and each of Gary Bondi, Alfred West and Steven West, substantially in the form of EXHIBIT C-2 hereto; and

         (ii) [INTENTIONALLY OMITTED]

    (c) CLOSING DOCUMENTS. Lender shall have received the following documents, all in form and substance satisfactory to Lender:

         (i) AGREEMENT. This Agreement, duly executed by Borrower and American Telemedia, Ltd.;

         (ii) NOTE. The Tranche 1 and Tranche 2 Notes, duly executed by Borrower and, with respect to the Tranche 2 Note, American Telemedia, Ltd.;

         (iii) FINANCING STATEMENTS. All UCC-1 financing statements necessary to perfect the Liens granted hereby, each duly executed by Borrower, and duly recorded in all the offices identified on SCHEDULE 4.25 hereto;

         (iv) NTI PURCHASE AGREEMENT. A copy of the executed NTI Purchase Agreement;

         (v)  INSURANCE. Policies and certificates of insurance required by
    Section 7.07, accompanied by evidence of the payment of the premiums therefor;

         (vi) FINANCIAL STATEMENTS. The financial statements described in
    Section 4.08 hereto;

         (vii) BALANCE SHEET. A balance sheet of the Borrower, dated as of December 31, 1996, certified by a Responsible Officer as fairly presenting the financial condition of the Borrower.

         (viii) CERTIFICATE OF FINANCIAL CONDITION. A Certificate of Financial Condition, duly executed by a Responsible Officer of the Borrower.

         (ix) PRE-CLOSING LIEN SEARCHES. Lien searches from all jurisdictions reasonably determined by Lender to be appropriate, effective as of a date reasonably close to the Closing Date, reflecting no other Liens (other than Permitted Encumbrances) on any of the Collateral.

         (x) STOCK PLEDGE AGREEMENT. The Stock Pledge Agreements, duly executed by each of Gary Bondi, Alfred West and Steven West.

         (xi) INTER-CREDITOR AGREEMENT. An Inter-Creditor Agreement dated as of June 3, 1996 in form satisfactory to Lender, duly executed by each of Lender and Israel Discount Bank subordinating the lien of Israel Discount Bank on the Subordinated Equipment.


                           ARTICLE 6: CONDITIONS OF LENDING
                           --------------------------------

    6.01. CONDITIONS FOR INITIAL ADVANCE. On or before the Tranche 1 First Borrowing Date, the conditions set forth in Section 6.01 of the Original Loan Agreement shall have been met to Lender's satisfaction. On or before the Tranche 2 First Borrowing Date, the following conditions shall have been met to Lender's satisfaction:

         (a) POST-CLOSING LIEN SEARCHES. Lender shall have received satisfactory results of Lien searches in all jurisdictions reasonably determined by Lender to be appropriate, reflecting the filing of financing statements in favor of Lender pursuant hereto and no other Liens other than Permitted Encumbrances.

         (b) REQUIRED CONSENTS. Lender shall have received satisfactory evidence of the Borrower's obtaining the Required Consents.

         (c)  FEES. Lender shall have received the fee(s) described in Section
    2.09 hereof.

         (d)  MAINTENANCE AGREEMENT. [INTENTIONALLY OMITTED]

    6.02. CONDITIONS FOR ALL ADVANCES. The obligation of Lender to make any Advance hereunder is subject to the Borrower's performance of its obligations hereunder on or before the date of such Advance, and to the satisfaction of the following further conditions on or before the Borrowing Date for any Advance, including the first Advance:

         (a) FILINGS, REGISTRATIONS AND RECORDINGS. Any financing statements or other recordings required hereunder shall have been properly filed, registered or recorded in each office in each jurisdiction required in order to create in favor of the Lender a perfected first-priority Lien on the Collateral, subject to no other Lien (other than Permitted Encumbrances); the Lender shall have received acknowledgment copies of all such filings, registrations and recordations stamped by the appropriate filing officer; and Lender shall have received results of searches of such filing offices, and satisfactory evidence that any other Liens (other than Permitted Encumbrances) on the Collateral have been duly released, that all necessary filing fees, recording fees, taxes and other expenses related to such filings, registrations and recordings have been paid in full.

         (b) BORROWING CERTIFICATE. Lender shall have received a duly executed Borrowing Certificate in the form of EXHIBIT B, including a detailed itemization of all costs of goods and services to be paid with the proceeds of the Advance and accompanied by supporting documentation satisfactory to Lender.

         (c) REPORTING REQUIREMENTS. Borrower shall have provided Lender with all relevant reports and information required under Article 7 hereof.

         (d) NO REGULATORY EVENT. No Regulatory Event (in either Borrower's or Lender's reasonable determination) shall have occurred and be continuing or would exist upon the consummation of transactions to occur on such Borrowing Date.

         (e) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing or would exist upon the consummation of transactions to occur on such Borrowing Date.

         (f) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred, or would occur after giving effect to such Advance, since the date of the last financial statements delivered to Lender pursuant to
    Section 4.08 or 7.01 hereof.

         (g) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article 4 hereof shall be true on and as of the date of each such Advance hereunder,

         (h) LENDER'S EXPENSES. All closing costs, and other Lender's Expenses shall have been paid in full, (or shall be paid first from such Advance as provided in Section 2.03 hereof).

         (i) OPINIONS. Lender shall have received from Borrower (if requested) such opinions of counsel for the Borrower as may be reasonably acceptable to Lender in form and substance with respect to the perfection and priority of the Liens created by the Security Documents in each such jurisdictional location.

         (j) DETAILS, PROCEEDINGS AND DOCUMENTS. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to Lender and Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to Lender, as Lender may from time to time request.

         (k)  POST-CLOSING ITEMS. The post-closing items described on SCHEDULE
    6.02 hereto, if any, shall have been completed in the time permitted, and Borrower shall have provided Lender with satisfactory evidence thereof.

         (l) AMENDMENT TO INTER-CREDITOR AGREEMENT. Delivery of an amendment to the Inter-Creditor Agreement dated as of June 3, 1996, between Israel Discount Bank and Lender in form acceptable to Lender subordinating the Lien of Israel Discount Bank on the Equipment which is to be acquired directly (or indirectly by way of reimbursement of the Borrower) with the proceeds of such requested Advance.

         (m) ADVANCES FOR NTI EQUIPMENT AND RELATED SOFTWARE TO BE LOCATED IN THE LONDON, ENGLAND, BRUSSELS, BELGIUM, OR PARIS, FRANCE. In the event the proceeds of an Advance are to be used for the purchase of NTI Equipment and related Software to be located in the London, England, Brussels, Belgium, or Paris, France, the Borrower shall have complied with the requirements of
    Section 3.09 of this Agreement.

         (n) CONSENTS. Lender shall have received Consents duly executed by all necessary parties and in form satisfactory to Lender.

    6.03. AFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Any Borrowing Certificate or other request for any Advance hereunder shall constitute a representation and warranty that (a) the representations and warranties contained in Article 4 hereof are true and correct on and as of the date of such request with the same effect as though made on and as of the date of such request, and (b) on the date of such request no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Advance (for this purpose such Advance being deemed to have been made on the date of such request). Failure of Lender to receive notice from Borrower to the contrary before such Advance is made shall constitute a further representation and warranty by Borrower that (x) the representations and warranties of Borrower contained in the first sentence of this Section 6.03 are true and correct on and as of the date of such Advance with the same effect as though made on and as of the date of such Advance, and (y) on the date of the Advance no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Advance.

    6.04. DEADLINE FOR FUNDING CONDITIONS. Lender shall have no obligation to make any Advances hereunder if all of the conditions set forth in Article 5 and in Sections 6.01 and 6.02 hereof have not been fully satisfied and in any event after the Financing Termination Date.

                           ARTICLE 7: AFFIRMATIVE COVENANTS

                           --------------------------------

    Borrower hereby agrees that as long as the commitment hereunder remains in effect, any Note remains outstanding or unpaid or any other amount is owing to Lender hereunder or under any of the Loan Documents, Borrower shall keep and perform fully each and all of the following covenants:

    7.01.     REPORTING AND INFORMATION REQUIREMENTS.

         (a) ANNUAL AUDIT REPORTS. As soon as practicable, and in any event before July 12, 1996 for fiscal year 1995 and within three (3) months after the close of each fiscal year of Borrower thereafter, Borrower shall furnish or cause to be furnished to Lender audited statements of income, retained earnings and statements of cash flows for such fiscal year and the Borrower's balance sheet as of the close of such fiscal year, and notes to each, all in reasonable detail, and beginning with Borrower's second full fiscal year setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheet to be certified without qualification by independent certified public accountants of recognized regional or national standing selected by Borrower and reasonably satisfactory to Lender.

         (b) QUARTERLY REPORTS. Within forty-five (45) days after the end of each fiscal quarter, Borrower shall furnish to Lender (i) unaudited consolidated statements of income and retained earnings and general ledger cash accounts for Borrower for such quarter and for the period from the beginning of Borrower's then current fiscal year to the end of such quarter, and an unaudited consolidated balance sheet of Borrower as of the end of such month, all in reasonable detail and certified by a Responsible Officer of Borrower as presenting fairly the financial position of Borrower as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP (except for accompanying notes thereto), subject to year-end audit adjustments, and (ii) upon Lender's request, an aging of accounts payable and accounts receivable.

         (c) COMPLIANCE CERTIFICATES. Within sixty (60) days after the end of each Calendar Quarter, Borrower shall deliver to Lender a certificate dated as of the end of such Calendar Quarter, signed on behalf of Borrower by a Responsible Officer of Borrower: (i) stating that as of the date thereof no Event of Default has occurred and is continuing or exists, or if an Event of Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by Borrower; (ii) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate; (iii) calculating and certifying Borrower's compliance with the financial covenants set forth in SECTION 7.15 hereof and (iv) (x) listing the name of each Owner of the Borrower and the number of shares or other indicia of ownership held by such Owner (including in such list the name and amount of options, warrants, rights of conversion or other ownership right), provided that the Borrower need not identify by name Owners whose ownership positions is less than five percent (5%) of the voting shares of any class of securities or the beneficial owners of Investor and (y) calculating and certifying that Lender continues to have a first priority, perfected lien on a majority of the voting shares of each class (other than the Preferred Stock) of such outstanding securities or other ownership rights in Borrower (including in such calculation shares or other ownership rights which Borrower has agreed or otherwise has become committed to issue, whether by possible exercise at a future date of an option, warrant, right of conversion or otherwise).

         (d)  [INTENTIONALLY DELETED].

         (e)  [INTENTIONALLY OMITTED]

         (f) OTHER REPORTS AND INFORMATION. Promptly upon their becoming available to Borrower, Borrower shall deliver to Lender copies of (i) all regular or special reports or effective registration statements which Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) financial statements, material reports, and other information distributed by Borrower to its creditors or the financial community in general, (iii) all press releases issued by or concerning Borrower or the System, and (iv) during the High Yield Period, all material reports and other information distributed to the trustee for the High Yield Notes pursuant to the Indenture (as defined in the Memorandum Draft).

         (g) FURTHER INFORMATION. Borrower will promptly furnish to Lender such other information (including any report by independent auditors) in such form as Lender may reasonably request.

    7.02 OTHER NOTICES. Promptly upon a Responsible Officer of Borrower becoming aware of any of the following, Borrower shall give Lender notice thereof, together with a written statement of a Responsible Officer of Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Borrower:

         (a)  a Default or Event of Default;

         (b)  any Material Adverse Change;

         (c) a material default or breach by Borrower under any other Contractual Obligation to which it is a party or by which it or its properties is bound, if the consequences of such breach of default are material to the business, operations or financial condition of Borrower;

         (d) any event that the Borrower reasonably determines would constitute a Regulatory Event;

         (e) the commencement, existence or threat of any proceeding by or before any Governmental Authority against Borrower which, if adversely decided, would have a Material Adverse Effect;

         (f) Borrower's receipt of any notice of violation of, or liability under, any Environmental Laws affecting Borrower or any of its properties; or

         (g) any Change in Control or any material change in the management of Borrower.

    7.03. NOTICE OF PENSION-RELATED EVENTS. The Borrower shall promptly furnish Lender with written notice upon the receipt by the Borrower or the administrator of any Plan of any notice, correspondence or other communication from the PBGC, the IRS, the Secretary of Treasury, the Department of Labor, or any other Person, as the case may be, relating to (i) any Reportable Event, (ii) any funding deficiency in excess of $50,000 (or $250,000 during any High Yield Period) with respect to any Plan, (iii) any liability, either primary or secondary, with respect to complete or partial withdrawal from any Plan, (iv) proceedings to terminate any Plan or (v) the appointment of a trustee for any Plan. Such notice shall be accompanied by any pertinent documents including, but not limited to, the relevant notice, correspondence or other communication and a statement of a Responsible Officer of the Borrower describing the event or the action taken and the reasons therefor.

    7.04. INSPECTION RIGHTS. Borrower shall upon reasonable notice permit such persons as Lender may designate to visit and inspect the Collateral or any other properties of Borrower, to examine its books and records and take copies and extracts therefrom and discuss its respective affairs with its officers, employees and independent engineers at such times and as often as Lender may reasonably request. Borrower hereby authorizes such officers, employees, and independent engineers to discuss with Lender the affairs of Borrower. Lender agrees that it will not, directly or indirectly, disclose to any third party confidential information of Borrower obtained by it pursuant to the exercise of such inspection rights, provided, however, this SECTION 7.04 shall not restrict the disclosure by Lender of information if such disclosure is required by law, by order of any court or by the order, rule or regulation of any administrative agency, including without limitation any requirements of the FCC, any PUC, or any state or federal securities commissions. Further, the disclosure of information will not be restricted hereunder if such information (i) has been or becomes published or is now, or in the future, in the public domain through (A) no fault of Lender, (B) disclosure other than unauthorized disclosure by Lender or (C) disclosure to third parties by Borrower without similar restrictions;
(ii) subsequent to disclosure to Lender, is lawfully received from a third party having rights therein without restriction of the third party's or Lender's rights to disseminate the information and without notice of any restriction against its further disclosure; (iii) is disclosed with the written approval of Borrower; or (iv) is or becomes publicly available free of any obligation to keep it confidential.

    7.05. PRESERVATION OF CORPORATE EXISTENCE AND QUALIFICATION. Borrower shall maintain its existence, good standing and rights in full force and effect in its jurisdiction of organization and shall qualify to do business and remain qualified and in good standing and shall obtain all necessary authorizations to do business in each jurisdiction in which failure to receive or retain such would have a Material Adverse Effect, provided however, that nothing in this
Section 7.05 shall prohibit the Borrower from entering into an Affiliate Transaction.

    7.06. CONTINUATION OF BUSINESS. Borrower shall continue to engage solely in the business described on SCHEDULE 1 hereto, and shall acquire and maintain in full force and effect all rights, privileges, franchises and licenses necessary for the operation and maintenance of the System (including, without limitation any license or authorization required by the FCC or any PUC).

    7.07.     INSURANCE.

         (a) Borrower shall provide and maintain or cause to be maintained at all times insurance in such forms and covering such risks and hazards and in such amounts and with an insurance corporation with a Best rating of "A" or above, licensed to do business in the states where the Equipment and the Borrower are located, as may be reasonably satisfactory to Lender, as shown on SCHEDULE 7.07 hereto, and otherwise as may be required by the Security Documents.

         (b) Borrower shall cause (i) all liability insurance policies covering any premises in which Collateral is located and all policies insuring against liability arising from Borrower's operation of the Collateral to name Lender as an additional insured, (ii) all physical damage insurance policies to contain a lender's or mortgagee's loss payable provision acceptable to Lender with respect to the Collateral, (iii) all liability and physical damage insurance policies described in clauses (i) and (ii) to provide that no assignment, cancellation, modification, reduction in amount or adverse change in coverage thereof shall be effective until at least thirty (30) days after receipt by Lender of written notice thereof, (iv) all insurance policies to insure the interests of Lender with respect to the Collateral regardless of any breach of or violation by Borrower of any warranties, declarations or conditions contained therein and (v) all liability and physical damage insurance policies described in clauses (i) and (ii) to provide that Lender shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. Lender shall be under no obligation to verify the adequacy or existence of any insurance coverage. Borrower shall furnish Lender copies of, or acceptable certificates with respect to, all such policies prior to the Closing Date, and shall provide to Lender, at least thirty days prior to each policy expiration date, evidence of the insurance being maintained by Borrower in compliance with this Section 7.07(b). Certificates for insurance required under subsection (i) above shall be in ACORD Form 27 (attached hereto at SCHEDULE 7.07), and all certificates shall be satisfactory in form and substance to Lender.

         (c) If the Collateral is partially or totally damaged or destroyed, Borrower shall give prompt notice to Lender, and all insurance proceeds, less the costs of collection thereof, shall be paid to or retained by Lender. Settlements, adjustments or compromises of any claims for loss, damage or destruction to the Collateral shall be made by Borrower and Lender as long as no Event of Default has occurred and is continuing, and otherwise shall be made solely by Lender. Borrower hereby authorizes and directs any affected insurance company to pay such proceeds directly to Lender, and to rely on Lender's statement as to whether an Event of Default has occurred. Borrower shall pay all costs of collection of insurance proceeds payable on account of such damage or destruction. If no Default or Event of Default has occurred and is continuing on the date the Collateral is partially or totally damaged or destroyed, Lender shall make available to Borrower the proceeds of any physical damage insurance actually paid to Lender in respect of such damage or destruction of the Collateral (after deducting therefrom any sums retained by Lender in reimbursement for costs of collection) to pay the cost of restoration, and Borrower shall proceed promptly with the work of restoration of the Collateral and shall pursue the work of restoration diligently to completion. If any Default or Event of Default has occurred and is continuing either on the date of such damage or destruction or on the date such insurance proceeds are paid, or if any Default or Event of Default shall occur prior to completion of such work of restoration, then Lender, at its option, may apply such insurance proceeds in payment of any of the Obligations, in such order as Lender may elect in its sole discretion. Any insurance proceeds remaining after completion of work or restoration shall, at Lender's election, be applied in accordance with SECTION 2.04(c) hereof (but without prepayment premium), or paid over to Borrower. Upon completion of any restoration, Borrower shall deliver to Lender a certificate stating that the restoration has been duly completed and accounting for the use of any insurance proceeds in such restoration.

    7.08. PAYMENT OF TAXES, CHARGES, CLAIMS AND CURRENT LIABILITIES. Borrower shall pay or discharge:

         (a) on or prior to the date on which penalties thereto accrue, all taxes, assessments and other government charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

         (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, and other like persons which could result in creation of a Lien upon any such property;

         (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Permitted Encumbrances) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of Borrower in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving Borrower; and

         (d) all other current liabilities so that no amount, individually or in the aggregate greater than $100,000, is overdue more than ninety (90) days.

    Notwithstanding the foregoing, Borrower shall be entitled to contest or appeal the requirements of any Law or Governmental Authority or the payment of any tax, assessment, charge, levy or claim, or any judgment entered against the Borrower (collectively, in this Section 7.08, the "REQUIREMENTS"), as long as
(i) such requirements are being contested in good faith by appropriate proceedings diligently conducted; (ii) for any such requirement with which the failure to comply may have a Material Adverse Effect on Borrower, Borrower has given Lender written notice of such requirements and its intent to contest them, with supporting reasons for such contest, before the addition of any interest or penalties that may accrue on such requirements; (iii) Borrower maintains adequate cash reserves and makes other appropriate provisions as may be required by GAAP to provide for any liability arising from such requirements; (iv) the contesting of, or failure to comply with, such requirements does not in any way jeopardize the Borrower's ability or authority to operate all or any part of the Collateral or the continuing priority of Lender's security interests in the Collateral; (v) the contesting of, or failure to comply with, such requirements does not have a Material Adverse Effect; and (vi) any foreclosure, attachment, execution, sale or similar proceeding against the Borrower or any of its properties in connection with any such requirements is duly stayed by posting of a bond or security deposit or by other action sufficient under applicable law to stay such foreclosure, attachment, execution, sale or other proceedings.

    7.09. FINANCIAL ACCOUNTING PRACTICES. Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    7.10. COMPLIANCE WITH LAWS. Borrower shall comply in all respects with all Laws applicable to Borrower, provided that Borrower shall not be deemed to be in violation of this SECTION 7.10 as a result of any failure to comply which would not result in any liability or exposure to Lender or any fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially affect the business, operations or financial condition of Borrower or the ability of Borrower to perform its obligations under this Agreement or any Note.

    7.11. USE OF PROCEEDS. Borrower shall use the proceeds of Advances hereunder only as set forth in SECTION 2.01 hereof.

    7.12. GOVERNMENT AUTHORIZATIONS; REGULATORY AUTHORIZATIONS, ETC. Borrower shall at all times obtain and maintain in force all Regulatory Authorizations and all other authorizations, permits, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Governmental Authority necessary in connection with execution and delivery of this Agreement or any Note, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity and enforceability hereof or thereof.

    7.13. CONTRACTS AND FRANCHISES. Borrower shall comply with all agreements or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound and shall maintain any and all franchises it may have or hereafter acquire, provided that Borrower shall not be deemed to be in violation of this SECTION 7.13 as a result of any failure to comply with any agreement if such failure would not have Material Adverse Effect.

    7.14. CONSENTS. Borrower shall obtain such Landlord's Consents, Mortgagee's Consents and other third party consents as Lender shall reasonably request to protect its Liens and its access to the Collateral.

    7.15. FINANCIAL COVENANTS. Borrower shall comply with the financial covenants set forth on SCHEDULE 7.15 hereto.

    7.16. CONSTRUCTION AND STORAGE. The Collateral shall be installed and equipped in full compliance with the Requirements of Law affecting the Collateral except to the extent a failure to so comply would not have a Material Adverse Effect on the construction or operation of the Collateral. All Equipment financed with the proceeds of the Loan shall be safeguarded and stored until installed in appropriate storage facilities owned or leased by Borrower. In the event of any cessation of construction for more than fifteen (15) successive calendar days, Borrower shall make adequate provision, reasonably acceptable to Lender, for the protection of all materials stored on site against deterioration, loss or damage.

    7.17. UPGRADE NTI EQUIPMENT. Borrower shall update the software customarily used in equipment of the same type as the NTI Equipment within two releases of the most current batch change supplement release. Borrower shall maintain the NTI Equipment in good working order and shall upgrade its functionality to include batch change supplements releases generally available to NTI customers and batch change supplements upgrades included in the original purchase price of the NTI Purchase Agreement in the form in effect on the Amendment Closing Date.


                            ARTICLE 8: NEGATIVE COVENANTS
                            -----------------------------

    Borrower hereby agrees that so long as the Commitment hereunder remains in effect or any Note remains outstanding and unpaid or any other amount is owing to Lender hereunder or under any of the Loan Documents, Borrower shall not directly or indirectly without prior written consent of Lender, do or permit to exist any of the following:

    8.01. ADDITIONAL INDEBTEDNESS. Create, incur, assume or suffer to exist at any one time any Indebtedness in excess of $100,000 in the aggregate except for (a) trade payables incurred in the ordinary course of business, and (b) any Indebtedness described on SCHEDULE 8.01 hereto.

    8.02. RESTRICTIONS ON LIENS AND SALE OF COLLATERAL. Create or suffer to exist any Lien on the Collateral or on any other property of Borrower, or any part thereof, whether superior or subordinate to the Lien of the Security Documents, or assign, convey, sell or otherwise dispose of or encumber its interest in the Collateral, or any part thereof (including, without limitation, execution of any lease), nor permit any such action to be taken, except for the following permitted dispositions and encumbrances (the

"PERMITTED ENCUMBRANCES"): (i) the Lien created hereby and any purchase money Liens in favor of NTI created by the NTI Purchase Agreement; (ii) Liens for taxes not yet due, or which are being contested in good faith and by appropriate proceedings in accordance with SECTION 7.08 hereof; (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are overdue for a period not longer than thirty (30) days or which are being contested in good faith and by appropriate proceedings in accordance with SECTION 7.08 hereof; (iv) pledges or liens in connection with workers' compensation, unemployment insurance and other social security legislation; (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vi) easements, rights-of-way, restrictions and other similar encumbrances that are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower; (vii) judgment liens with respect to which execution has been stayed within ten (10) days by appropriate judicial proceedings and the posting of adequate security which may not be any of the Collateral; and (viii) specific liens, if any, identified on SCHEDULE 8.02 hereto. Any of the Liens described in the second clause of subparagraph (ii), the second clause of subparagraph (iii), and subparagraph (vii) above shall remain "Permitted Encumbrances" as long as they are being contested by Borrower in compliance with
SECTION 7.08 hereof.

    8.03. LIMITATION ON CONTINGENT OBLIGATIONS. Agree to, or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation except for those created or contemplated by the Loan Documents, except for (i) Indebtedness permitted under SECTION 8.01 or (ii) Indebtedness of any Subsidiary of which Borrower beneficially owns a majority of the outstanding capital stock engaged principally in the business of Borrower as currently being conducted or as contemplated in the Business Plan.

    8.04.     [INTENTIONALLY OMITTED]

    8.05. PROHIBITION OF MERGERS, ACQUISITIONS, NAME, OFFICE OR BUSINESS CHANGES, ETC. Except in connection with an Affiliate Transaction,

         (a) Enter into or become the subject of, any transaction of merger, acquisition or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of Borrower's business or assets, whether now owned or hereafter acquired.

         (b) Change its name or corporate structure without giving Lender at least thirty (30) days advance written notice of such change, and ensuring that any steps that Lender may deem necessary to continue the perfection and priority of Lender's security interests in the Collateral shall have been taken.

         (c) Change the fiscal year end of Borrower from December 31, except with the prior written consent of Lender, which consent shall not be unreasonably withheld.

         (d) Other than in connection with the issuance of preferred or common stock in a private placement that does not result in a Change of Control of Borrower, amend, restate or otherwise modify, or violate any terms of, its Organizational Documents without the prior written consent of Lender, which consent will not be unreasonably withheld.

         (e) Become or agree to become a general or limited partner in any general or limited partnership, or a member in a limited liability company or a joint venturer in any joint venture not engaged principally in the business of Borrower as currently conducted or related to the telecommunications industry.

         (f) Acquire or purchase substantially all of the stock, partnership, membership or other ownership interests in, or substantially all of the business, assets, customers or operations of, any other entity not engaged principally in the business of Borrower as currently conducted or related to the telecommunications industry.

         (g) Enter into any new business or make any material change in any of Borrower's business objectives, purposes and operations from those related to the telecommunications industry.

    8.06. LIMITATION ON EQUITY PAYMENTS. Make any Equity Payment, except that, as long as no Default or Event of Default has occurred and is continuing, or would be caused thereby, and if no other provision contained herein will be violated by the disbursement of such Equity Payment, Borrower may make Equity Payments described on SCHEDULE 8.06 hereto. Before making any Equity Payment in accordance with this SECTION 8.06, Borrower shall deliver to Lender a certificate of a Responsible Officer of Borrower, setting forth in detail the calculation supporting the Borrower's compliance with the financial covenants, stating that no Material Adverse Change has occurred since the date of the latest financial statement delivered pursuant to SECTION 7.01(a), and stating that no Default or Event of Default has occurred and is continuing or will be caused by such Equity Payment.

    8.07. LIMITATION ON INVESTMENTS, ADVANCES AND LOANS. (i) Organize, create, acquire, capitalize or own any Subsidiaries not engaged principally in the business of Borrower as currently conducted or as contemplated under Borrower's Business Plan without Lender's prior written consent, or (ii) make or commit to make any advance, loan, guarantee of any Indebtedness, extension of credit or capital contribution to, or hold or invest in or purchase or otherwise acquire any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person (x) not engaged principally in the business of Borrower as currently conducted or as contemplated under Borrower's Business Plan (other than Permitted Investments) without Lender's prior written consent, and (y) other than on terms no more onerous to Borrower than if negotiated on an arms-length basis with an unrelated person.

    8.08. CAPITAL EXPENDITURES. Except during the High Yield Period, directly or indirectly make or commit to make any expenditure in excess of $100,000 in the aggregate in any fiscal year in respect of the purchase or other acquisition (including installment purchases or capital leases) of fixed or capital assets, except for capital expenditures in accordance with the business of Borrower as currently conducted or as contemplated under Borrower's Business Plan and normal replacements and maintenance which are properly charged to current operations.

    8.09. LIMITATION ON LEASES. Except during the High Yield Period, enter into any agreement, or be or become liable under any agreement, not in existence as of the date hereof and reflected on Borrower's financial statements, for the lease, hire or use of any real or personal property in excess of $100,000 in the aggregate, including, without limitation, capital or operating leases, except that Borrower may, in the ordinary course of business and on term standard in the industry, enter into leases or agreements (i) for the use of real property for the System or sales offices,
(ii) for office space, office equipment, vehicles or tools, (iii) for the location and storage of the Collateral, and (iv) for the use of capacity in communication transmission facilities, such as but not limited to cables and satellites.

    8.10. TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of capital stock of the Borrower or with any Affiliate of the Borrower or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

    The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the board of directors of Borrower or (B) for which the Borrower or a Restricted Subsidiary delivers to the Lender a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view, (ii) any transaction solely between the Borrower and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries, (iii) the payment of reasonable and customary regular fees to directors of the Borrower who are not employees of the Borrower, (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Borrower and any other Person with which the Borrower files a consolidated tax return or with which the Borrower is part of a consolidated group for tax purpose, (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant in the Memorandum Draft, or (vi) those matters listed on SCHEDULE 8.10 hereto. Notwithstanding the foregoing, during the High Yield Period, any transaction covered by the first paragraph of this Section 8.10 and not covered by clauses (ii) through (v) of this paragraph, the aggregate amount of which exceeds $5,000,000 in value, must be approved or determined to be fair in the manner provided for in clause
(i)(A) or (B) above.

    8.11. TERMINATION OF NTI PURCHASE AGREEMENT. Fail to satisfy its purchase obligations under the NTI Purchase Agreement, or terminate the NTI Purchase Agreement prior to the earlier of (i) completion of and acceptance of the NTI Equipment to be acquired thereunder, or (ii) the Financing Termination Date.

    8.12. REMOVAL OF COLLATERAL. Remove any material part of the Collateral (except for sales or leases of Inventory in the ordinary course of business) from the locations identified on SCHEDULE 4.26, without giving Lender thirty
(30) days prior written notice of such move and ensuring that any steps the Lender may deem necessary to continue the perfection and priority of Lender's security interest in the Collateral shall have been taken. Notwithstanding the terms of any other section of this Agreement, no part of any Collateral may be removed from locations identified on SCHEDULE 4.26 (or such other location as may be permitted after compliance with SECTION 8.12), to any other location identified on SCHEDULE 4.26 (or such other location to which such Collateral has been relocated after compliance with SECTION 8.12) without first complying again with the requirements of SECTION 8.12 in connection with each relocation.

    8.13. ASSUMED NAMES. Transact or engage in business under any assumed name, fictitious name, tradestyle or "d/b/a" except those identified on
SCHEDULE 4.29.

    8.14. EMPLOYMENT OF, OR COMPETITION BY, KEY EMPLOYEES. (i) Cease to employ Alfred West or (ii) suffer to exist any competition by any of Gary Bondi, Alfred West or Steven West with the business conducted now or hereafter by Borrower.

    8.15. ISSUANCE OF ADDITIONAL CAPITAL STOCK. After the date hereof issue, or agree or otherwise become committed to issue (whether by possible exercise at a future date of an option, warrant, rights of conversion or otherwise), shares of any securities or other ownership rights in the Borrower if immediately after the date of issuance, or the date on which Borrower agrees or otherwise becomes committed to issue such shares, Lender does not have a first priority, perfected Lien pursuant to one or more agreements substantially in the form of the Stock Pledge Agreement on a majority of the voting shares of each class of such securities or ownership rights in the Borrower (other than the Preferred Stock, but including in such calculation shares which Borrower has agreed or otherwise has become committed to issue whether pursuant to options, warrants, conversion rights or other agreements and including common stock issuable upon conversion of the Preferred Stock).


                      ARTICLE 9: EVENTS OF DEFAULT AND REMEDIES

    9.01. EVENTS OF DEFAULT. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

         (a) PAYMENT DEFAULT. If Borrower fails to pay any sum, whether of principal or interest on any Note or any prepayment premiums, or any other amount due hereunder or under any Note within ten (10) calendar days after such amount becomes due; or

         (b) FALSE STATEMENT. If any statement, representation or warranty made by Borrower or any of Gary Bondi, Alfred West or Steven West in any Loan Document or made in any financial statement, certificate, report, exhibit or document furnished to Lender pursuant to any Loan Document, proves to have been untrue, incomplete, false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement not misleading) and such untruth, falsity, misleading statement or omission shall not have been corrected or remedied to the satisfaction of Lender within twenty (20) calendar days after the earlier of Borrower's (or Gary Bondi's, Alfred West's or Steven West's) knowledge thereof or receipt of written notice thereof from Lender; or

         (c) COVENANT DEFAULTS. If Borrower defaults in the performance or observance of any covenant or agreement in this Agreement, and such default continues for a period of twenty (20) calendar days after the earlier of Borrower's knowledge thereof or receipt of written notice from Lender thereof, except for violations of SECTION 7.08(d), which shall become an Event of Default at the end of the sixty (60) day period stated therein and except for specific Defaults listed elsewhere in this SECTION 9.01, as to which no notice or cure period shall apply unless specified; or

         (d)  [INTENTIONALLY OMITTED]

         (e) UNDISCHARGED JUDGMENTS. If one or more judgments for the payment of money has been entered against Borrower or American Telemedia, Ltd. in an amount in excess of $100,000 (or $1,000,000 during the High Yield Period), and such judgment or judgments have remained undischarged and unstayed for a period of thirty (30) calendar days, unless the validity thereof is contested in compliance with SECTION 7.08 hereof; or

         (f) ATTACHMENTS, ETC. If one or more writs or warrants of attachment, garnishment, execution, distraint or similar process with respect to obligations of Borrower in excess of $25,000 (or $250,000 during the High Yield Period) individually or in the aggregate have been issued against Borrower or American Telemedia, Ltd. or any of their respective properties which have remained undischarged and unstayed for a period of thirty (30) consecutive days and are not being contested in compliance with SECTION
    7.08 hereof; or

         (g) DEFAULT UNDER THIRD PARTY AGREEMENTS. If one or more defaults, or events or conditions which with notice or lapse of time or both would become a default, occur that give(s) the creditor the right to accelerate in respect of any other obligation(s) of Borrower or American Telemedia, Ltd. for borrowed money (including lease obligations) in the amount of $100,000 (or $1,000,000 during the High Yield Period) individually or in the aggregate; or

         (h) DISSOLUTION; DISCONTINUANCE OF BUSINESS, ETC. If Borrower or American Telemedia, Ltd. discontinues its usual business, dissolves, has its Organizational Document revoked, winds up or liquidates itself or its business, except as such acts may occur in connection with an Affiliate Transaction; or

         (i) INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS. If a receiver, custodian, liquidator, or trustee of Borrower, American Telemedia, Ltd., Alfred West, Steven West or Gary Bondi, or of any of its or his property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or an order is entered adjudicating Borrower, American Telemedia, Ltd., Alfred West, Steven West or Gary Bondi as bankrupt or insolvent; or any of the property of Borrower, American Telemedia, Ltd., Alfred West, Steven West or Gary Bondi is sequestered by court order; or a petition is filed against Borrower, American Telemedia, Ltd. or Alfred West, Steven West or Gary Bondi under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect; or

         (j) VOLUNTARY BANKRUPTCY. If Borrower, American Telemedia, Ltd., Alfred West, Steven West or Gary Bondi takes affirmative steps to prepare to file, or files, a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it or him under any such law; or

         (k) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. If Borrower, American Telemedia Ltd., Alfred West, Steven West or Gary Bondi makes an assignment for the benefit of creditors, or admits in writing its or his inability to pay its or his debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of itself or of all or any part of its or his properties; or

         (l) NON-COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. If Borrower or American Telemedia, Ltd. fails to comply with any requirement of any Governmental Authority within twenty (20) calendar days after notice in writing of such requirement shall have been given to Borrower by such Governmental Authority, or such longer period of time permitted Borrower by such Governmental Authority; or

         (m) REGULATORY AUTHORIZATIONS. If any Regulatory Authorization in connection with this Agreement or any other Loan Document or any such Regulatory Authorization now or hereafter necessary or advisable to make this Agreement or the other Loan Documents legal, valid, enforceable and admissible in evidence or to permit Borrower or American Telemedia, Ltd. to conduct its business is not obtained or has ceased to be in full force and effect or has been modified or amended or has been held to be illegal or invalid or is revoked or terminated and, after notice from Lender, is not being contested by Borrower or American Telemedia, Ltd. in compliance with
    SECTION 7.08 hereof and Lender has reasonably determined in good faith (which determination shall be conclusive) that such event or occurrence may have a Material Adverse Effect or a material adverse effect on Lender's rights under this Agreement or any other Loan Documents; or

         (n) DAMAGE OR DESTRUCTION. If the proceeds of any physical damage insurance actually paid in respect of the partial or total damage or destruction of the Collateral, together with any other cash or other readily available funds, are insufficient to cover the cost of the restoration thereof or such damage or destruction is so extensive that repair or restoration cannot be expected within a time period short enough to prevent a Material Adverse Effect;

         (o) LANDLORD WAIVERS. If Borrower or American Telemedia, Ltd. fails to provide the Landlord Waivers and Mortgagee Waivers required hereunder and Lender determines in its sole discretion that such failure results in a material impairment of Lender's security for the Loans; or

         (p) CHANGE IN CONTROL. If any Change in Control should occur without Lender's prior written consent, which may be withheld in Lender's sole and absolute discretion; or

         (q) ERISA DEFAULTS. If, with respect to any Plan, (i) there has occurred a Reportable Event being considered by the PBGC which may reasonably result in any material liability to the PBGC with respect to any Plan, (ii) a Plan has been terminated not in compliance with ERISA, (iii) a trustee has been appointed by a United States District Court to administer a Plan, (iv) a PBGC or any other person has instituted proceedings to terminate a Plan or to appoint a trustee to administer any such Plan, (v) either the Borrower or any Affiliate has withdrawn, completely or partially, from any Plan, (vi) either the Borrower or any Affiliate has incurred secondary liability for withdrawal liability payments under any Plan or (vii) a Plan has failed to meet the minimum funding standards established under the Code or ERISA; or

         (r) DEFAULTS UNDER OTHER LOAN DOCUMENTS. If any default, misrepresentation or breach should occur under any Security Document or other Loan Document and is not cured or waived within the time permitted therein, or any such Loan Documents should cease to be in full force and effect, or any party thereto should assert any unenforceability of, or deny liability on, or admit inability to perform under, any such Loan Document.

    9.02. CONSEQUENCES OF AN EVENT OF DEFAULT. If any Event of Default shall occur and be continuing or shall exist, Lender shall be under no further obligation to make Advances hereunder, any remaining commitment hereunder shall immediately terminate, with no further notice, and Lender may, by notice to Borrower, declare the unpaid principal amount of each Note, interest accrued thereon and all other amounts owing by Borrower hereunder or under each Note to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such consequences shall occur automatically upon the occurrence of an Event of Default under SECTION 9.01 (h), (i), (j) OR
(k), without any notice or demand. Upon the occurrence of an Event of Default, Lender may, in its sole discretion, exercise any and all remedies available to it under this ARTICLE 9 or under any of the Loan Documents or under applicable law without further notice or period of grace or opportunity to cure.

    9.03. EXERCISE OF RIGHTS. Subject to any requirements for FCC or other governmental approval upon the occurrence of any Event of Default, the rights, powers and privileges provided in this Section and all other remedies available to Lender under this Agreement or by statute or by rule of law may be exercised by Lender at any time from time to time whether or not the Obligations shall be due and payable, and whether or not Lender shall have instituted any foreclosure or other action for the enforcement of this Agreement or any Note. No failure to exercise nor any delay in exercising on the part of Lender, any right, remedy, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or future exercise thereof or the exercise of any other right, remedy, power or privilege.

    9.04.     RIGHTS OF SECURED PARTY; POSSESSION OR SALE OF COLLATERAL.
Without limiting the generality of the foregoing, Lender shall have all the rights and remedies of a secured party under the UCC, and Lender may, without demand and without advertisement or notice, except as may be required by Section 9-504(3) of the UCC, all of which Borrower waives, except as may be required by
Section 9-504(3) of the UCC, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, in its sole discretion, and/or collect, or enforce the collection of, the Collateral. Lender may be the purchaser at any such sale. Upon the occurrence of an Event of Default and upon Lender's request, Borrower shall assemble, at its own expense, any or all Equipment and other Collateral at a convenient place acceptable to Lender and shall pay to Lender or reimburse Lender for, on demand, all costs of collection of all amounts due, and enforcement of all rights hereunder, including reasonable attorneys' fees and legal expenses, and expenses of any repairs to any realty or other property to which any of such Collateral may be affixed. Upon an Event of Default Lender may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral.

    9.05.     NOTICES, ETC. WAIVED. Except as expressly provided in this
ARTICLE 9, Borrower hereby expressly waives, to the fullest extent permitted by applicable law, presentment, demand, protest, any and all notices of any kind, advertisements, hearing or process of law in connection with the exercise by Lender of any of its rights and remedies upon the occurrence of an Event of Default. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if given in accordance with SECTION 10.06 hereto at least ten (10) days before such disposition.

    9.06.     ADDITIONAL REMEDIES.     Lender's remedies upon the occurrence
and during the continuance of an Event of Default shall include, in addition to, and not in lieu of, such remedies as are available at law or in equity or provided for in any of the Loan Documents, the following:

         (a) FORECLOSURE; RECEIVERSHIP. Lender shall be entitled to file one or more suits at law or in equity to collect the Obligations and/or to foreclose on Lender's Liens on and security interests created by this Agreement or the Security Documents. Lender may apply or require Borrower to apply for any necessary transfers, assignments, orders, consents or licenses in connection with the operation or abandonment of the Collateral or any part thereof, and the Lender shall also be entitled as a matter of right and without notice and without requiring bond (notice and bond being hereby waived), without regard to the solvency or insolvency of the Borrower at the time of application and without regard to the value of the Collateral at that time, to have a receiver appointed by a court of competent jurisdiction in order to manage, protect, and preserve the Collateral and to continue the operation of the business of Borrower, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership until the sale or other final disposition of the Collateral. Borrower hereby consents to the appointment of such receiver.

         (b) RIGHT TO CURE. If Borrower fails in any material respect to perform or comply with any of its agreements contained herein or in any of the other Loan Documents, Lender may take whatever actions it may deem appropriate to perform or comply or otherwise cause performance or compliance with such agreement, all at the risk, cost and expense of Borrower.

         (c) SETOFF. If the unpaid principal amount of any Note, interest accrued thereon or any other amount owing by Borrower hereunder or under any Note shall have become due and payable (by acceleration or otherwise), Lender shall have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to setoff against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, Borrower by Lender. Such right shall exist whether or not Lender shall have given notice or made any demand hereunder or under such Note, whether or not such debt owing to or funds held for the account of Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Lender. Borrower hereby consents to and confirms the foregoing arrangements and confirms Lender's rights of setoff.

    9.07. APPLICATION OF PROCEEDS. Any proceeds of any of the Collateral, received by Lender through sale or disposition of the Collateral or otherwise, may be applied by Lender toward the payment of the Obligations, including expenses in connection with the Collateral (including reasonable fees and legal expenses) in such order of application as Lender may from time to time elect.

    9.08. DISCONTINUANCE OF PROCEEDINGS. If Lender should proceed to enforce any right or remedy under this Agreement or any other Loan Document, and then discontinue or abandon such proceeding for any reason, all rights, powers and remedies of Lender hereunder shall continue as if no such proceeding had been taken.

    9.09. POWER OF ATTORNEY. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by the Loan Documents, including, without limitation, this ARTICLE

9, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in the Loan Documents, including, without limitation, this ARTICLE 9, in the name and on behalf of Borrower, from time to time in Lender's reasonable discretion after the occurrence and during the continuance of an Event of Default, in accordance with the Loan Documents and any statute or rule of law. This power of attorney is a power coupled with an interest and cannot be revoked. Borrower hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue and in accordance with the terms hereof.

   Without limiting the generality of the foregoing, Lender may after the occurrence and during the continuance of an Event of Default do the following without notice to or assent by Borrower to accomplish the purposes of this
Agreement:

    (a) upon failure of Borrower to timely pay or discharge taxes or Liens levied or placed on or threatened against the Collateral or maintain insurance on the Collateral, pay and discharge such taxes or Liens, effect any repairs on the Collateral and/or pay the premiums for any insurance called for by the terms of this Loan Agreement or any other Loan Document;

    (b) (i) direct any party liable for any payment on any Collateral to make payment of any and all monies due and to become due thereunder directly to Lender or as Lender shall direct; (ii) in the name of Borrower or its own name or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of monies due under, or otherwise receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect all or any of the Collateral and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (vi) settle, compromise or adjust any suit, action or proceeding described above upon commercially reasonable terms under the circumstances and, in connection therewith, give such discharges or releases as Lender may reasonably deem appropriate; and (vii) generally sell, use, operate, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and, at Lender's option and Borrower's expense, at any time or from time to time after the occurrence and during the continuance of an Event of Default, all other acts and things that Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and Lender's security interest therein, in order to effect the intent of this Agreement and the other Loan Documents all as fully and effectively as Borrower might do.

    9.10. REGULATORY MATTERS. Notwithstanding any provision to the contrary contained herein, Lender will not exercise any right or remedy under this Agreement that requires prior FCC or PUC approval without first obtaining such approval. If counsel to Lender reasonably determines that the consent of the FCC or PUC is required in connection with any of the actions that may be taken by Lender in the exercise of its rights hereunder or under any of the other Loan Documents, then Borrower, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with Lender in any action commenced by Lender to secure such consent. Upon the occurrence and during the continuation of an Event of Default Borrower shall promptly execute and/or cause the execution of all applications, certificates, instruments and other documents and papers that may be required in order to obtain any necessary governmental consent, approval or authorization, and if Borrower fails or refuses to execute such documents, the clerk of the court with jurisdiction may execute such documents on behalf of Borrower.


                     ARTICLE 10: GENERAL CONDITIONS/MISCELLANEOUS
                     --------------------------------------------

    The following conditions shall be applicable throughout the term of this
Agreement:

    10.01. MODIFICATIONS AND WAIVERS. This Agreement, the other Loan Documents, or any provision thereof may not be changed, waived or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver or termination is sought. No action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under any Note, this Agreement, or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. Any waiver shall be effective only to the extent and for the instance specifically identified in such writing, and shall not be deemed to imply any future waivers or other waivers. No amendment to the Loan Documents shall be effective without written agreement signed by both Borrower and Lender.

    10.02. ADVANCES NOT IMPLIED WAIVERS. No waiver of the requirements contained in any Loan Document shall be effective unless in writing duly signed by Lender. No Advance hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any waiver of such condition have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as herein provided. Any Advance made by Lender and any sums expended by Lender pursuant to the Loan Documents shall be deemed to have been made pursuant to this Agreement, notwithstanding the existence of an uncured Default or Event of Default. No Advance at a time when an Event of Default exists shall constitute a waiver of any right or remedy of Lender existing by reason of such Event of Default, including, without limitation, the right to accelerate the maturity of the Indebtedness evidenced by each Note or to foreclose the Lien on the Collateral or to refuse to make further advances hereunder.

    10.03. DEVIATION FROM COVENANTS. The procedure to be followed by Borrower to obtain the consent of Lender to any deviation from the covenants contained in this Agreement or any other Loan Document shall be as follows:

         (a) Borrower shall send a written notice to Lender setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

         (b) Lender, within a reasonable time, will send a written notice to Borrower, permitting or refusing the request, but in no event will any deviation from the covenants of this Agreement or any other Loan Document be effective without the express prior written consent of Lender. Lender's failure to provide such written notice shall be deemed a refusal of such request.

    10.04. HOLIDAYS. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under any Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

    10.05. RECORDS. From time to time Lender may send Borrower statements of the unpaid principal amount of the a Note, the unpaid interest accrued thereon, the Interest Rate or rates applicable to such unpaid principal amount, the duration of such applicability, and the amount remaining available on any Loan, and each statement shall be deemed correct and conclusively binding on Borrower (absent manifest error) unless Borrower notifies Lender of an error in the statement in writing within thirty (30) days of the date of any such statement is provided to Borrower.

    10.06. NOTICES. All notices, requests, demands, directions and other communications (collectively, "notices") required under the provisions of this Agreement or any other Loan Document shall be in writing (including communication by facsimile transmission) unless otherwise expressly permitted hereunder and shall be sent by hand, by registered or certified mail return receipt requested, by overnight courier service maintaining records of receipt, or by facsimile transmission with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective upon the earlier of receipt or (i) when delivered by hand, or (ii) the third Business Day after being mailed, or (iii) the following Business Day if sent by overnight courier service, or (iv) when sent by facsimile, answer back received. All notices shall be addressed as follows:

         If to Borrower, to the Notice Address set forth on SCHEDULE 1, with copies, if any, as set forth on SCHEDULE 1.


         If to Lender:    NTFC Capital Corporation
                          220 Athens Way
                          Nashville, Tennessee 37228
                          Attention: Legal Department
                          Telecopy:  (615) 734-5283

         With a copy to:  NTFC Capital Corporation
                          220 Athens Way
                          Nashville, Tennessee  37228
                          Attention:  Manager, Credit
                          Telecopy:  (615) 734-5283


    All notices shall be sent to the applicable party at the address stated above or in accordance with the last unrevoked written direction from such party to the other party hereto, given in accordance with the terms hereof.

    10.07. FCC AND PUC APPROVAL. The exercise of any rights or remedies hereunder or under any other Loan Document by Lender that may require FCC or PUC approval shall be subject to obtaining such approval. Pending the receipt of any PUC or FCC approval, Borrower shall not do anything to delay, hinder, interfere with or obstruct the exercise of Lender's rights or remedies hereunder or the obtaining of such approvals.

    10.08. LENDER SOLE BENEFICIARY. All conditions of the obligation of Lender to make any Advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make any Advances in the absence of strict compliance with any or all such conditions, and no Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so. Inspections and approvals of the System, and the workmanship and materials used therein impose no responsibility or liability of any nature whatsoever on Lender, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by Lender for any reason. Lender's sole obligation hereunder is to make the Advances if and to the extent required by this Agreement or any Note.

    10.09. LENDER'S REVIEW OF INFORMATION. Borrower acknowledges and agrees that any review or analysis by Lender of financial information, operating information, marketing data or other information provided to Lender by or on behalf of Borrower at any time is and shall be conducted solely for Lender's benefit and internal use and that Lender is under no duty or obligation to make the results of such review or analysis available to Borrower. Borrower is not relying, and will not rely, on Lender for financial or business advice.

    10.10. NO JOINT VENTURE. Nothing in any of the Loan Documents or in this Agreement shall be deemed to constitute any kind of partnership, joint venture or fiduciary relationship between the Lender and the Borrower or between the Lender and any Owners.

    10.11. SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement or the other Loan Documents shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof or thereof in any jurisdiction.

    10.12. RIGHTS CUMULATIVE. All rights, powers and remedies herein given to Lender are cumulative and not alternative, and are in addition to all statutes or rules of law.

    10.13. DURATION; SURVIVAL. All representations and warranties of Borrower contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement and the other Loan Documents, any investigation by Lender, or the making of any Advances hereunder. All covenants and agreements of Borrower contained herein shall continue in full force and effect from and after the date hereof so long as it may borrow hereunder and until payment in full of each Note, interest thereon, all fees and all other Obligations of Borrower. Without limitation, it is understood that all obligations of Borrower to make payments to or indemnify Lender shall survive the payment in full of each Note and of all other Obligations.

    10.14. GOVERNING LAW. This Agreement and each Note and each of the other Loan Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, except to the extent, if any, set forth on SCHEDULE 2.02 hereto, and except to the extent that the laws of jurisdictions where the Collateral is located may be required to apply to the Collateral.

    10.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts (by facsimile transmission or otherwise) and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

    10.16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns; PROVIDED, HOWEVER, that Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents (in whole or in part), except to its successor in an Affiliate Transaction, without the prior written consent of Lender. Lender may assign, transfer or pledge any of its respective rights or obligations hereunder or under the other Loan Documents without notice to or the prior written consent of Borrower. Upon receipt of written notice from Lender of such assignment, Borrower shall promptly acknowledge receipt thereof in writing. If Borrower is given written notice of any assignment, it shall perform its obligations with respect to this Agreement for the ratable benefit of the applicable assignee(s), and, if so directed, shall pay all amounts due or to become due hereunder directly to the applicable assignee(s) or to any other party designated by such assignee(s). Borrower shall not assert against any such assignee any set-off, defense or counterclaim that Borrower may have against Lender or any person other than such assignee. Borrower shall also execute and deliver to Lender such documentation as any such assignee may reasonably require, including but not limited to amended promissory notes and acknowledgment of or consent to the assignment which may require Borrower to make certain representations or reaffirmations as to some of the basic terms and covenants contained herein. Lender shall not be relieved of its obligations hereunder as a result of any such sale, assignment, transfer, grant or pledge, unless such assignee specifically assumes all or part of Lender's future obligations hereunder in a writing, a copy of which shall be delivered to Borrower, in which event after the date of such assignment, Borrower's obligations to any such assignee shall be proportionately as set forth herein with respect to Lender, and Borrower shall not look to Lender to perform any of such assignee's obligations hereunder which arise after the date thereof. Any assignee shall be entitled to rely on Borrower's agreements as stated herein, as applicable, and shall be considered a third party beneficiary thereof. Except to the extent otherwise required by the context of this Agreement, the word "Lender" where used in this Agreement shall mean and include any holder of any Note originally issued to Lender hereunder, and any such holder of any Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

    10.17. PARTICIPATION. Lender shall have the right to enter into one or more participation agreements, syndication agreements or similar agreements with one or more participating lenders or other parties approved by Lender on such terms and conditions as Lender shall deem advisable. Borrower shall furnish a sufficient number of copies of reports and certificates to Lender so that Lender and each participating lender shall receive a copy of each such document.


    10.18. TIME OF ESSENCE. Time is of the essence of this Agreement and each Note and the other Loan Documents.

    10.19.    DISCLOSURES AND CONFIDENTIALITY.

         (a) Borrower agrees that it will obtain Lender's written consent before using or generating any press release, advertisement, publicity materials or other publication in which the name (except as permitted by SECTION 10.19(b)) or logo of Lender or any of its Affiliates is used or may be reasonably inferred, and will not distribute any such materials in the absence of such prior written approval.

         (b) Borrower agrees that it will not, directly or indirectly, disclose to any third party the terms of this Agreement or the other Loan Documents or prior or future correspondence relating thereto, or the transactions contemplated hereby, or any other information regarding Lender or its Affiliates learned by Borrower during the course of negotiation thereof. The term "third party" shall exclude only the Borrower, its Affiliates, underwriters, prospective investors in Borrower, and prospective lenders, and their respective attorney(s) and certified public accountant(s). This SECTION 10.19(b) shall not restrict the disclosure of information if such disclosure is required by law, by order of any court or by the order, rule or regulation of any administrative agency, including without limitation any requirements of the FCC, any PUC, or any state or federal securities commissions (the "COMMISSIONS"); PROVIDED, HOWEVER, that, except for disclosures required by the FCC, PUC or Commissions, Borrower shall provide Lender with advance notice of any such required disclosure of information so that Lender may seek an appropriate protective order and/or waive compliance with this Section. Borrower shall not oppose any action taken by Lender to obtain an appropriate protective order or other reliable assurance that the information will be accorded confidential treatment. The obligations set forth in this SECTION 10.19(b) shall survive the termination of this Agreement.

         (c) The disclosure of information by either Lender or Borrower will not be restricted under this Agreement if such information (i) has been or becomes published or is now, or in the future, in the public domain through
    (A) no fault of the parties, (B) disclosure other than unauthorized disclosure by the party to whom the information is disclosed, or (C) disclosure to third parties by the disclosing party without similar restriction; (ii) is property (other than proposal letters, commitment letters or other correspondence between Lender and Borrower) within the legitimate possession of the receiving party prior to disclosure hereunder;
    (iii) subsequent to disclosure hereunder, is lawfully received from a third party having rights therein without restriction of the third party's or receiving party's rights to disseminate the information and without notice of any restriction against its further disclosure; (iv) is disclosed with the written approval of the other party; or (v) is or becomes publicly available free of any obligation to keep it confidential.

         (d) Borrower authorizes Lender to discuss with and furnish to any Affiliate of the Lender, to any government or self-regulatory agency with jurisdiction over the Lender, to any other Governmental Authority or to any assignee, successor, participant, successor, or prospective assignee, successor or participant, all financial statements, audit reports and other information pertaining to the Borrower and/or its Subsidiaries whether such information was provided by Borrower or prepared or obtained by the Lender or third parties. Neither the Lender nor any of its employees, officers, directors or agents makes any representation or warranty to any existing or prospective assignee, successor or participant regarding any audit reports or other analyses of Borrower that the Lender may distribute, whether such information was provided by Borrower or prepared or obtained by the Lender or third parties, nor shall the Lender or any of its employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.

         (e) Every reference in this Agreement to disclosures of Borrower to Lender (except the financial statements), to the extent that such references refer or are intended to refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to Lender concurrently with the execution of this Agreement and referred to specifically in the Loan Documents. The parties intend that such disclosures are to be limited to those presented in an orderly manner at the time of executing this Agreement and are not to be deemed to include expressly or impliedly any disclosures that previously may have been delivered from time to time to Lender, except to the extent that such previous disclosures are again presented to Lender in writing concurrently with the execution of this Agreement.

    10.20. JURISDICTION AND VENUE. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE, INCLUDING WITHOUT LIMITATION FEDERAL COURTS SITTING IN THE MIDDLE DISTRICT OF TENNESSEE AND THE CHANCERY COURT FOR DAVIDSON COUNTY, TENNESSEE, FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE OBLIGATIONS, AND AGREES NOT TO CONTEST VENUE IN ANY SUCH COURTS. In any such litigation, Borrower waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made by certified or registered mail direct to Borrower at its address set forth in Section 10.06 hereof. Within thirty (30) days after such mailing, Borrower shall appear and answer to such summons, complaint or other process. Should Borrower fail to appear or answer within the said 30-day period, then such party shall be deemed in default and judgment may be entered against Borrower for the amount or other relief as demanded in any summons, complaint or other process so served. In the alternative, in its sole discretion, Lender may effect service upon Borrower in any other form or manner permitted by law. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction.

    10.21. JURY WAIVER. BORROWER AND LENDER HEREBY KNOWINGLY AND WILLINGLY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS, OR ANY RELATIONSHIP BETWEEN THE LENDER AND BORROWER. THE BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    10.22. LIMITATION ON LIABILITY. LENDER SHALL HAVE NO LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS FOR SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT IN ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE OBLIGATIONS, AND, EXCEPT TO THE EXTENT PROHIBITED BY LAW, EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT OTHER THAN ACTUAL DAMAGES.


    10.23. BORROWER WAIVERS. To the fullest extent permitted by law, the Borrower hereby waives (i) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which the Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession, except as expressly required in any of the Loan Documents; (iii) any marshalling of assets, or any right to compel Lender to resort first to any Collateral or other Persons before pursuing the Borrower for payment of the Obligations and any defenses based on suretyship or impairment of Collateral; (iv) the benefit of all valuation, appraisement and exemption laws;
(v) any right to require Lender to terminate its security interest in the Collateral or in any other property of the Borrower until termination of this Agreement and the execution by the Borrower and by any person whose loans to the Borrower are used in whole or in part to satisfy the Obligations, of an agreement indemnifying Lender from any loss or damage Lender may incur as the result of dishonored or unsatisfied items of any account debtor applied to the Obligations; and (vi) notice of acceptance hereof. The Borrower acknowledges that the foregoing waivers are a material inducement to Lender's entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with the Borrower.

    10.24. SCHEDULES. The Schedules and Exhibits attached to this Agreement are an integral part hereof, and are hereby made a part of this Agreement.

    10.25. AGREEMENT TO GOVERN. In case of any conflict between the terms of this Agreement and any of the other Loan Documents, the terms of this Agreement shall govern.

    10.26. ENTIRE AGREEMENT. This Agreement, the other Loan Documents and other documents, agreements and certificates executed by the parties contemporaneously herewith or subsequent hereto constitute the entire agreement of the parties and supersede all prior understandings and agreements, written or oral, between the parties hereto relating to the subject matter hereof. Borrower is not entering into this Agreement in reliance on statements or representations made by any Person other than as set forth herein.



           [END OF GENERAL TERMS AND CONDITIONS. NEXT PAGE IS SCHEDULE 1.]

                           [SIGNATURES ARE ON COVER PAGE. ]

                        BORROWER INFORMATION AND DEFINED TERMS
                        --------------------------------------

"CLOSING DATE": May 28, 1996.

"AMENDMENT CLOSING DATE":  March 27, 1997

"BORROWER":   Econophone, Inc., a New York corporation.

BORROWER'S FEDERAL EMPLOYER/
    TAX IDENTIFICATION NUMBER: 11-3132722

BORROWER'S CHIEF EXECUTIVE OFFICES (INCLUDING COUNTY):
    45 Broadway
    New York, New York County,
    New York 10006
    Telephone No.: (212) 444-6991
    Telecopy No.: (212) 964-4771

BORROWER'S NOTICE ADDRESS:
    45 Broadway
    New York, New York County,
    New York 10006
    Telephone No.: (212) 444-6991
    Telecopy No.: (212) 964-4771

    WITH COPIES TO:
    Gary Bondi
    160 Grandview Avenue
    Monsey, New York  10952
    Telephone No.: (914) 354-8888
    Telecopy No.: (914) 354-8919

THE EQUIPMENT IS LOCATED AT:  60 Hudson Street
                              New York, New York  10013

                              2 Exchange Tower
                              Harbour Exchange Sq.
                              London  E1496B





BORROWER'S INITIALS:
LENDER'S INITIALS:

                             16-22, Rue de Comediens
                             1000 Bruxelles
                             (Brussels, Belgium)

                             Le Clemenceau 11
                             Avenue Georges Clemenceau
                             92021 Nanterre Cedex

NTI EQUIPMENT:  See Exhibits 1 and 2 attached hereto.

"PUC": the term "PUC" shall include, without limitation, the New York Public Service Commission.

"REGULATORY AUTHORIZATIONS": the term "Regulatory Authorizations" shall include, without limitation, the authorizations described on Schedule 4.05 hereto.


"DESCRIPTION OF BUSINESS": Borrower provides long-distance U.S. domestic and international telephone service by means of the resale of the message telephone services of other telephone carriers and also as a network provider, as further described in the Business Plan of Borrower dated September 1996. In addition, Borrower provides other telecommunications equipment to its domestic and international customers, including, but not limited to, telephone calling card services. Borrower also owns and leases its own submarine cable circuits between the U.S. and the U.K. Borrower provides international telephone service in the U.K. through affiliated companies. Borrower intends to expand its New York-based operations both domestically and internationally. Borrower also intends to expand its U.K. operations into the European continent and other international points. The Borrower expects that the foregoing expansions will require Borrower's acquisition of additional equipment and circuit facilities.


BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                     SCHEDULE 2.01 TO
                                                     LOAN AND SECURITY AGREEMENT




                                 MAXIMUM LOAN AMOUNT


Maximum principal amount of all Loans: (i) Before the Amendment Closing Date, Two Million Dollars ($2,000,000), One Million Four Hundred Thousand Dollars ($1,400,000) of which may be used to acquire NTI Equipment and related services and Six Hundred Thousand Dollars ($600,000) of which may be used for the purchase of network related third party equipment, the preparation of a switch room for such NTI Equipment, and the payment of closing costs and Lender's fees and expenses, including Lender's attorneys' fees pursuant to Section 2.10 and the Origination Fee listed on Schedule 2.09, and (ii) from and after the Amendment Closing Date to and through the Financing Termination Date, an additional Three Million Dollars ($3,000,000) which may be used to acquire NTI Equipment and related Software to be located in London, England, Brussels, Belgium and/or Paris, France.






BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                     SCHEDULE 2.02 TO
                                                     LOAN AND SECURITY AGREEMENT




                           PAYMENT TERMS AND GOVERNING LAW

    "FINANCING TERMINATION DATE": March 31, 1997

    "FIRST BORROWING DATE": either a Tranche 1 or Tranche 2 First Borrowing
Date.

    "INITIAL PAYMENT DATE": a Tranche 1 or a Tranche 2 Initial Payment Date.

    "INTEREST PAYMENT DATE": the Initial Payment Date and the first (1st) Business Day of each calendar month thereafter.

    "INTEREST RATE": the variable interest rate per annum announced from time to time as the ninety (90) day "Commercial Paper" rate (being defined as the rate paid on high grade unsecured notes sold through major dealers by major corporations in multiples of One Thousand Dollars ($1,000) for repurchase within 90 days) as reported in THE WALL STREET JOURNAL, plus three hundred and ninety-five (395) basis points. The Interest Rate shall be automatically adjusted prospectively on the last Business Day of each Calendar Quarter based upon the rate quoted in THE WALL STREET JOURNAL on the immediately preceding Business Day. If THE WALL STREET JOURNAL should cease publication or cease publishing such rate, the Lender shall designate a comparable reference rate for use in determining the Interest Rate hereunder.

    "TRANCHE 1 FIRST BORROWING DATE": the first day an Advance is made under the Tranche 1 Note.

    "TRANCHE 2 FIRST BORROWING DATE": the first day an Advance is made under the Tranche 2 Note.

    "TRANCHE 1 INITIAL PAYMENT DATE": the first (1st) Business Day of the first
(1st) month to commence after the Tranche 1 First Borrowing Date.

    "TRANCHE 2 INITIAL PAYMENT DATE": the first (1st) Business Day of the first
(1st) month to commence after the Tranche 2 First Borrowing Date.

    "TRANCHE 1 MATURITY DATE": the earlier of (i) July 1, 2001, and (ii) the first (1st) Business Day of the sixtieth (60th) month after the Tranche 1 First Borrowing Date, on which date all then-outstanding principal, interest, premium, expenses, fees, penalties and other amounts due under the Tranche 1 Note shall be finally due and payable.

    "TRANCHE 2 MATURITY DATE": the earlier of (i) April 1, 2002, and (ii) the first (1st) Business Day of the sixtieth (60th) month after the Tranche 2 First Borrowing Date, on which date all then-outstanding principal, interest, premium, expenses, fees, penalties and other amounts due under the Tranche 2 Note




BORROWER'S INITIALS:
LENDER'S INITIALS:

shall be finally due and payable.

    "PAYMENT DATE": the Initial Payment Date and the first (1st) Business Day of each month thereafter.

    "TRANCHE 1 PAYMENT SCHEDULE: principal shall be paid in sixty (60) equal consecutive monthly installments equal initially to 1.667% of the amount of the Advances made hereunder on the Tranche 1 First Borrowing Date; PROVIDED, HOWEVER, that the principal payment amounts payable hereunder shall be recalculated by Lender each time subsequent Advances are made hereunder after the Tranche 1 First Borrowing Date but prior to the Amendment Closing Date, based on the aggregate amount of all Advances then outstanding so that the payment schedule, as recalculated, will fully amortize the aggregate amount of all Advances then outstanding in equal monthly payments of principal to the Tranche 1 Maturity Date. Borrower and Lender understand that this payment schedule is intended to amortize fully the principal amount advanced under the Tranche 1 Note in equal monthly payments from the date of such Advance to the Tranche 1 Maturity Date and any other principal and interest amounts advanced prior to the Amendment Closing Date still outstanding will be added to the final payment on the Tranche 1 Maturity Date. In any event, the entire outstanding principal amount of the Tranche 1 Note and all accrued but unpaid interest and all other outstanding amounts due thereunder shall be paid on the Tranche 1 Maturity Date.

    "TRANCHE 2 PAYMENT SCHEDULE: principal shall be paid in sixty (60) equal consecutive monthly installments equal initially to 1.667% of the amount of the Advances made on the Tranche 2 First Borrowing Date; PROVIDED, HOWEVER, that the principal payment amounts payable hereunder shall be recalculated by Lender each time subsequent Advances are made hereunder after the Amendment Closing Date, based on the aggregate amount of all Advances then outstanding under the Tranche 2 Note so that the payment schedule, as recalculated, will fully amortize the aggregate amount of all Advances made after the Amendment Closing Date then outstanding in equal monthly payments of principal to the Tranche 2 Maturity Date. Borrower and Lender understand that this payment schedule is intended to amortize fully the principal amount advanced under the Tranche 2 Note in equal monthly payments from the date of such Advance to the Tranche 2 Maturity Date and any other principal and interest amounts outstanding will be added to the final payment on the Tranche 2 Maturity Date. In any event, the entire outstanding principal amount of the Tranche 2 Note and all accrued but unpaid interest and all other outstanding amounts due thereunder shall be paid on the Tranche 2 Maturity Date.

    Pursuant to SECTION 10.14 of the Agreement, the internal laws of the State of New York shall govern the parties rights and duties with respect to interest, loan charges, commitment fees and brokerage commissions.




BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                     SCHEDULE 2.09 TO
                                                     LOAN AND SECURITY AGREEMENT




                                         FEES

    1. ORIGINATION FEE. The Borrower has paid to Lender, on the Tranche 1 First Borrowing Date, a non-refundable Origination Fee of Ten Thousand Dollars ($10,000), in consideration of Lender's structuring, preparing and offering of the commitment to provide the Loan hereunder.

    2. COMMITMENT FEE. The Borrower shall pay Lender, on the Amendment Closing Date, a nonrefundable commitment fee of Thirty Thousand Dollars ($30,000).











BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                     SCHEDULE 4.04 TO
                                                     LOAN AND SECURITY AGREEMENT





                                  REQUIRED CONSENTS


None, other than the financing statements to be filed as set forth in Schedule
4.25 hereto.
















BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                     SCHEDULE 4.05 TO
                                                     LOAN AND SECURITY AGREEMENT




                              REGULATORY AUTHORIZATIONS


Authority to resell public switched services to all international points, FCC Public Notice Report No. I-7017, August 10, 1994.

Authority to acquire and operate facilities in the PTAT-1 cable for service between the U.S. and various international points, including the U.K., FCC Order, File No. ITC-94-353, September 26, 1994.

Authority to acquire and operate additional facilities in the PTAT-1 cable for service between the U.S. and various international points, including the U.K., FCC Order, File No. ITC-95-433, October 25, 1995.

Authority to resell private lines interconnected with the public switched network, FCC Order, File No. ITC-95-479, November 3, 1995.

Authority to resell all forms of telephone service within New York State, New York Public Service Commission Order, Case 94-C-0922, January 30, 1995.

Authority to acquire and operate facilities in various international submarine cables and communications satellites for service between the U.S. and nearly all foreign countries, FCC Order, File No. ITC-95-625, March 5, 1996.









BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                     SCHEDULE 4.07 TO
                                                     LOAN AND SECURITY AGREEMENT





                                RESTRICTIONS ON LOANS


                                        None.













BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                     SCHEDULE 4.08 TO
                                                     LOAN AND SECURITY AGREEMENT





                                 FINANCIAL STATEMENTS




             Financial Statements for the Quarter Ended December 31, 1996
























BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                     SCHEDULE 4.12 TO
                                                     LOAN AND SECURITY AGREEMENT




                                  PENDING LITIGATION


                                         NONE




















BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                     SCHEDULE 4.25 TO
                                                     LOAN AND SECURITY AGREEMENT



                                  UCC FILING OFFICES
(1) New York County:
    New York City Register's Office
    UCC Section
    31 Chambers Street, Room 202
    New York, NY  10007
    (212) 788-8529

(2) Kings County:
    Brooklyn City Register's Office
    Municipal Building
    210 Joralemon Street
    Brooklyn, NY  11201
    (718) 802-3589

(3) New York Department of State:
    Secretary of State's Office
    UCC Section
    162 Washington Avenue, Third Floor
    Albany, NY  12231
    (518) 474-4763

             FILING OR RECORDATION OFFICES IN LONDON, ENGLAND, BRUSSELS,
                              BELGIUM, OR PARIS, FRANCE

    LONDON, ENGLAND:    Prescribed particulars in respect of that certain
                        Security Agreement dated as of March 27, 1997 from
                        American Telemedia, Ltd. in favor of Lender, together with such Security Agreement must be delivered to the Registrar of Companies within 21 days of the date thereof.

    Brussels, Belgium:  TO BE DETERMINED AND COMPLETED TO LENDER'S SATISFACTION
                        WITHIN THIRTY DAYS OF ANY FUNDING OF EQUIPMENT PURCHASES TO BE INSTALLED THERE

    Paris, France:      TO BE DETERMINED AND COMPLETED TO LENDER'S SATISFACTION
                        WITHIN THIRTY DAYS OF ANY FUNDING OF EQUIPMENT
                        PURCHASES TO BE INSTALLED THERE



BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                     SCHEDULE 4.26 TO
                                                     LOAN AND SECURITY AGREEMENT



                     PRINCIPAL OFFICES AND LOCATION OF COLLATERAL


BORROWER'S CHIEF EXECUTIVE OFFICES (INCLUDING COUNTY):

    45 Broadway
    New York, New York County, New York 10006















BORROWER'S INITIALS:
LENDER'S INITIALS:

                                                                       EXHIBIT A
                                                                       ---------

                                     Form of Note

                             (See Exhibit 10.7 and 10.8)

                                                                       EXHIBIT B
                                                                       ---------
                                       FORM OF
                                BORROWING CERTIFICATE

    Pursuant to SECTION 2.03(B) of the Amended and Restated Loan and Security Agreement dated as of March 27, 1997, between ECONOPHONE, INC., a New York corporation (the "BORROWER"), its wholly owned subsidiary American Telemedia, Ltd., and NTFC CAPITAL CORPORATION (the "LENDER"), (as amended, modified or supplemented from time to time, the "LOAN AGREEMENT"), the undersigned Responsible Officer of the Borrower hereby certifies as set forth below. Capitalized terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein (unless otherwise indicated).

    1. The Borrower hereby represents and warrants that its representations and warranties contained in Article 4 of the Loan Agreement are true and correct on and as of the date of this Certificate.

    2. Immediately prior to and immediately after the making of the Advance requested hereunder, no Default or Event of Default has or will have occurred and will be continuing under the Loan Agreement.

    3. All other applicable conditions of Article 6 of the Loan Agreement have been satisfied; all applicable covenants contained in Article 7 of the Loan Agreement have been met; and no violations of Article 8 have occurred and remain uncured.

    4. The Borrowing Date on which the Advance is requested is __________, 199____.

    5.   Check the Box

          [  ]     Attached is an itemized list of NTI Equipment to be
                   purchased from NTI. Israel Discount Bank has previously subordinated its security interest in this listed equipment and attached is a copy of the Inter-Creditor Agreement, amended as of ________, 19_, executed by Israel Discount
                   Bank and Lender evidencing such subordination.

    6. The total amount of the Advance requested hereunder is $_________, to be disbursed and allocated as follows:

         (a) *$___________, to be paid directly to NTI for the purchase by the Borrower of Equipment provided in accordance with the Purchase Agreement (evidenced by the copies of unpaid NTI invoices attached to this Certificate); and

         (b) *$_________, to be paid to the Borrower as reimbursement for amounts paid to NTI under the Purchase Agreement by Borrower, as evidenced by the attached invoices and copies of Borrower's cancelled checks in payment thereof.


_________________


* Disbursements for any amounts listed here must be accompanied by evidence that Israel Discount Bank has subordinated any security interest in the Equipment purchase with any Advance.

         (c) $_________, to be paid to Lender for closing costs, fees and expenses.

         (d) $_________, to be paid to Borrower as reimbursement for amounts for closing costs, fees and expenses.

    7. The amount of the Advance described in 6(a) above (if any) is equal to the amount due and owing on the date hereof under the Purchase Agreement.

    8. The Advance requested on the date hereof is for a proper purpose as set forth in Section and Schedule 2.01 of the Loan Agreement.

    9. Wire instructions for Advances to be disbursed to Borrower are as follows:

         Account Number: _________________________
         Account Name: ___________________________
         Bank: ___________________________________
         ABA routing number: _____________________

    IN WITNESS WHEREOF, the undersigned has duly executed this Borrowing Certificate in the name of the Borrower as of the ____ day of ____________, 199___.

                                            ECONOPHONE, INC.

                                            By: _______________________________
                                            Title: ____________________________

                                                                       EXHIBIT C
                                                                       ---------

                  FORM OF OPINION OF COUNSEL FOR BORROWER AND OWNERS

                                    [CLOSING DATE]

NTFC Capital Corporation
220 Athens Way
Nashville, Tennessee  37228

Re: Amended and Restated Loan and Security Agreement between NTFC Capital
    Corporation and ECONOPHONE, INC.

Ladies and Gentlemen:

    We have acted as counsel to ECONOPHONE, INC., a New York corporation ("BORROWER"), and _______________, _________, and __________ (individually an
"Owner" and collectively the "Owners") in connection with the preparation, execution and delivery of the Amended and Restated Loan and Security Agreement dated as of March __, 1997 between the Borrower and NTFC Capital Corporation ("LENDER") (the "LOAN AGREEMENT") and the Amended and Restated Stock Pledge Agreements dated as of March __, 1997 (collectively the "STOCK PLEDGE AGREEMENTS"), between Lender and each Owner, respectively, and the transactions contemplated by the Loan Agreement. This opinion is being furnished to you pursuant to Section 5.02 of the Loan Agreement. Capitalized terms used herein without definition have the same meanings as in the Loan Agreement.

    In furnishing our opinion, we have examined such agreements, certificates and other documents as we have deemed relevant and necessary as the basis for our opinion, including the Certificate of Incorporation and the By-laws of the Borrower, each as amended to date. We have also examined executed counterparts of the Loan Agreement, the Note, the Security Documents, the NTI Purchase Agreement and all other Basic Agreements and other Loan Documents to which the Borrower is a party (collectively, the "Agreements") and of the Stock Pledge Agreements. We have relied as to factual matters on the representations and warranties of the Borrower set forth in the Loan Agreement and of the Owners set forth in the Stock Pledge Agreements. We have assumed the genuineness of all signatures (except those of the Borrower and those of the Owners) and conformity to original documents of all documents furnished to us as originals or photostatic copies.

    In addition, we attended and participated in the closing held today at
___________.

    We are licensed to practice in the state of New York (the "STATE"), which is the state in which (i) the Borrower was formed, (ii) the Borrower's chief executive offices are located, and (iii) certain of the Equipment to be acquired with proceeds of the Advances is or is to be located. We express no opinion as to any laws other than the State laws and federal law.

    On the basis of the foregoing, and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

    1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State, with full corporate power and authority to carry on its business, to own or hold under lease its properties, and to enter into the Agreements and to carry out the terms thereof. The capital stock of the Borrower presently outstanding, including all stock and other interests pledged pursuant to the Stock Pledge Agreements, has been duly authorized, is fully paid and is nonassessable.

    2. The Borrower is duly qualified as a foreign corporation to do business in each of the other states in which the character of the properties owned by it or the nature of the business transacted by it makes such qualification necessary, and is in good standing in each of such states, except where the failure to be so qualified would not have a material adverse effect upon the business of the Borrower taken as a whole.

    3. Each of the Agreements has been duly authorized, executed and delivered by the Borrower. Each of the Agreements constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms except that such enforceability is subject to the effect of bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally and the application of equitable principles (whether enforcement is sought in equity or at law), and except that certain of the remedial provisions contained in the Loan Agreement may be further limited or rendered unenforceable by other applicable laws (but we do not believe that such other laws and equitable principles make the remedies or procedures afforded by the Agreements inadequate for the practical realization of the benefits intended to be provided thereby).

    4. All consents and authorizations of, filings with and other acts by or in respect of, any federal or state Governmental Authority required for the due execution, delivery and performance by the Borrower of the Agreements or the legality, validity or enforceability thereof or the formation or operation of the Borrower and its business have been obtained or performed and are in full force and effect.

    5. The execution, delivery and performance of each of the Agreements and the taking of actions contemplated thereby (i) do not and will not result in any violation of, or conflict with or .constitute a default under, any term of the Borrower's Certificate of Incorporation or By-laws, each as amended to date,
(ii) to the best of our knowledge, based on due inquiry, do not and will not conflict with or constitute a default under any agreement, instrument, order, judgment or decree to which the Borrower or its properties is a party or subject, or (iii) do not and will not, except as contemplated by the Loan Documents, result in the creation of any lien, charge or encumbrance upon any of the capital stock or assets of the Borrower. The Borrower's execution, delivery, performance of and compliance with the terms of the Agreements do not violate any provision of any applicable federal, state or local law, rule or regulation.

    6. There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Borrower) pending or, to our knowledge, threatened against the Borrower, before any court, arbitrator or grand jury or any governmental body, agency or official or at law of any jurisdiction in which there is a reasonable possibility of an adverse decision which would materially and adversely affect the business, financial condition or properties of the Borrower taken as a whole, or the ability of the Borrower to perform its obligations under the Agreement. To our knowledge after due inquiry, the Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality of any jurisdiction, a default under which would materially and adversely affect the business, financial condition or properties of the Borrower taken as a whole.

    7. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a

"holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    8. The making of the Advances and the use of the proceeds thereof will not violate Regulations G, U or X of the Board of Governors of the Federal Reserve System.

    9. The Note is not required to be registered under the Securities Act of 1933, as amended, or under the securities laws of any state.

    10. To the best of our knowledge based on due inquiry, the Borrower has no Subsidiaries at the date hereof.

    11. The Borrower owns or has been granted all of the patents, trademarks, permits (construction or otherwise), service marks, trade names, copyrights, licenses and franchises, or rights with respect to the foregoing, necessary for the conduct of its business as presently contemplated, without any known conflict with the rights of others other than such patents, trademarks, permits, service marks, trade names, copyrights, licenses and franchises, or rights with respect thereto, which, taken in the aggregate, could not materially and adversely affect (i) the business, operations, assets (taken as a whole) or financial condition of the Borrower or (ii) the ability of the Borrower to perform its obligations under the Agreements.

    12. Under the laws of the State, the Interest Rate, Default Rate, fees, premiums and other amounts that the Borrower will be required to pay under the terms of the Agreements do not violate any usury laws or laws limiting the lawfully chargeable amounts of such interest, fees, premiums or other charges, either individually or in the aggregate.

    13. The Loan Agreement is effective to create in favor of Lender a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the Collateral in which a security interest may be treated under
Article 9 of the Uniform Commercial Code as adopted in the State (the "STATE CODE"). The Borrower's financing statements, copies of which are attached hereto as EXHIBIT A, are in the appropriate form for filing pursuant to the State Code. Upon the filing of the Financing Statements in the offices listed on SCHEDULE 4.25 to the Loan Agreement, the Loan Agreement will constitute a fully perfected first priority lien on, and security interest in, all rights, title and interest of the Borrower in all of the Collateral described in the Loan Agreement in which a security interest may be perfected under Article 9 of the State Code, subject to no other liens. No other filing is necessary in order to perfect the priority of the Collateral described in the Loan Agreement over subsequently recorded liens or security interests, including interests of owners and encumbrancers of any real property where any of the Collateral may be located. [THE BORROWER QUALIFIES AS A "TRANSMITTING UTILITY" WITHIN THE MEANING OF SECTION 9-105(N) OF THE STATE CODE.]

    14. The first-priority security interest of the Lender in and to the Collateral will not be affected or impaired by the terms of any loan agreement or indenture or any other contract, agreement or instrument to which the Borrower is a party, or under which it is bound.

    15. Under the laws of the State, there is no requirement that Lender qualify to do business in the State, comply with the provisions of any foreign lender statute or pay any state or local tax in the State in its capacity as secured party in order to carry out the transactions contemplated by, receive the benefits provided by, or enforce the provisions of, the Security Documents. Except for nominal recording and filing fees, no recording, filing, stamp, transfer, privilege, intangibles or other tax must be paid in connection with the execution, delivery, filing, recordation or enforcement of the Financing Statements or the other Agreements.

    16. Each Owner is an individual, with his/her residence in the state of New York, at the address set forth on Schedule I to the Stock Pledge Agreement for such Owner, with full right, power and authority to enter into the Stock Pledge Agreement to which the Owner is a party and to carry out the terms thereof.

    17. Each of the Stock Pledge Agreements has been duly authorized, executed and delivered by the Owner who is a party to it and constitutes a legal, valid and binding obligation of such Owner, enforceable in accordance with its respective terms except that such enforceability is subject to the effect of bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally and the application of equitable principles (whether enforcement is sought in equity or at law), and except that certain of the remedial provisions contained in the Stock Pledge Agreements may be further limited or rendered unenforceable by other applicable laws (but we do not believe that such other laws and equitable principles make the remedies or procedures afforded by the Stock Pledge Agreements inadequate for the practical realization of the benefits intended to be provided thereby).

    18. All consents and authorizations of, filings with and other acts by or in respect of, any federal or state Governmental Authority (including without limitation any public service commission) required for the due execution, delivery and performance by the Owners of the Stock Pledge Agreements or the legality, validity or enforceability thereof have been obtained or performed and are in full force and effect.

    19. The execution, delivery and performance of each of the Stock Pledge Agreements and the taking of actions contemplated thereby, (i) to the best of our knowledge, based on due inquiry, do not and will not conflict with or constitute a default under, any agreement, instrument, order, judgment or decree to which any Owner or its properties a party or subject, or (iii) do not and will not, except as contemplated by the Loan Documents, result in the creation of any lien, charge or encumbrance upon any of the assets of such Owner. The Owners' execution, delivery, performance and compliance with the terms of the Stock Pledge Agreements do not violate any provision of any applicable federal, state or local law, rule or regulation.

    20. There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of any Owner) pending or, to our knowledge, threatened against any Owner, before any court, arbitrator or grand jury or any governmental body, agency or official or at law in any jurisdiction in which there is a reasonable possibility of an adverse decision which would materially and adversely affect the ability of any Owner to perform its obligations under the Stock Pledge Agreements. To our knowledge after due inquiry, no Owner is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or Governmental Authority or instrumentality of any jurisdiction, a default under which would materially and adversely affect the ability of any Owner to perform its obligations under the Stock Pledge Agreements.

    21. The provisions of each Stock Pledge Agreement and the delivery to Lender by each Owner of the certificates of Stock, copies of which are attached as EXHIBIT B, on the date hereof create in favor of Lender a legal, valid and enforceable perfected, first priority security interest in such Owner's Stock and the other collateral described in the Stock Pledge Agreement (the "PLEDGE COLLATERAL"), to the extent that a security interest therein can be created under Article 8 or 9 of the State Code. Lender's security interest in the Pledge Collateral has been duly registered on the books of the Borrower. No filing or other action is necessary in order to protect or perfect the Lender's first-priority security interest in the Pledge Collateral over all other interests and liens.

    22. The Lender's first-priority security interest in and to the Pledge Collateral will not be affected or impaired by the terms of any loan agreement or indenture or any other contract, agreement or instrument to which any Owner
is a party, or under which it is bound.   Each Owner is the legal record and
beneficial owner of the Pledge Collateral, free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest other than the security interest granted to Lender under the Stock Pledge Agreement to which such Owner is a party. Each Owner owns the respective percentage of the ownership interests in the Borrower set forth on SCHEDULE 1 to the Stock Pledge Agreement to which such Owner is a party, and there are no agreements or understanding as to the future creation, issuance, sale or transfer of any ownership interests in the Borrower.

    23. The transfer of the Pledge Collateral to Lender pursuant to the Stock Pledge Agreements, and Lender's transfer thereof to third parties in the exercise of its remedies thereunder, are not subject to any restriction contained in any agreement or administrative or judicial order (other than restrictions under the Federal Communications Act of 1934 or FCC regulations, as to which we express no opinion).

    24. Under the laws of the State, there is no requirement that Lender qualify to do business in the State, comply with the provisions of any foreign lender statute or pay any state or local tax in the State in its capacity as secured party in order to carry out the transactions contemplated by, receive the benefits provided by, or enforce the provisions of, the Stock Pledge Agreements. Except for nominal recording and filing fees, no recording, filing, stamp, transfer, privilege, intangibles or other tax must be paid in connection with the execution, delivery, filing, recordation or enforcement of the Financing Statements or the other Stock Pledge Agreements.

    This opinion is rendered only for the benefit of the Lender and its successors and assigns, and may not be relied upon by other parties without our prior written consent.

                                  Very truly yours,

                                                                    EXHIBIT A TO
                                                 OPINION OF COUNSEL FOR BORROWER

                      COPIES OF BORROWER'S FINANCING STATEMENTS
                      -----------------------------------------

                                    SEE ATTACHED.

                                                                       EXHIBIT D
                                                                       ---------

                               (INTENTIONALLY OMITTED)

                                                                       EXHIBIT E
                                                                       ---------

                                       FORM OF

                            LANDLORD'S WAIVER AND CONSENT

    THIS LANDLORD'S WAIVER AND CONSENT ("CONSENT"), made and entered into this ____ day of November, 1995, by ____________________, ("LANDLORD") in favor of
NTFC CAPITAL CORPORATION, a Delaware corporation ("LENDER").

                                     BACKGROUND:

    A. Landlord is the owner of certain real property located in ________ County, New York, being more particularly described on EXHIBIT A attached hereto (the "PREMISES").

    B. The Premises have been leased to SwitchTel, Inc. ("LESSEE") by Lease Agreement dated ___________ (the "LEASE") a memorandum of which is attached hereto as EXHIBIT B and is of record at Book ____, Page ____, in the Office of the [Recorder of Deeds] for ________ County, New York.

    C. Lender will be extending loans and other financial accommodations to Lessee for the purpose of financing Lessee's acquisition, certain telecommunications equipment (the "EQUIPMENT"), part of which may be located on the Premises.

    D. As a condition to extending such loans and other financial accommodations, Lender has required, among other things, that Lessee grant to Lender security interests in the Equipment and in certain of Lessee's property, whether now owned or hereafter acquired ("COLLATERAL"), a portion of which Collateral is and may hereafter be located on or about the Premises.

    NOW, THEREFORE, in order to induce Lender to continue to extend financial accommodations to Lessee, which will aid Lessee in meeting its obligations to Landlord, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby agrees with Lender as follows:

    1. Landlord consents to Lessee's granting Lender a security interest in the Collateral. Lender's security interests and liens in the Collateral shall be superior to any title or interest which the Landlord may at any time have therein, and, during the term of this Agreement, Landlord will not assert against any of the Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, all of which Landlord hereby subordinates in favor of Lender.

    2. Landlord hereby agrees that none of the Collateral is subject to the Lease and hereby disclaims any and all right, title interest or claim in or to the Collateral and any cash or non-cash proceeds of the Collateral (except with respect to the subordinated landlord lien referred to in Section I above). The Collateral may be affixed to or used in conjunction with the Premises, but shall remain the Lessee's personal property, subject to Lender's lien, at all times. Landlord agrees not to impound or remove any of the Collateral from the Premises as long as this Consent is in effect, except as set forth herein.

    3. Landlord agrees that Lender may enter upon the Premises at any time or times, during normal business hours with reasonable advance notice to Landlord, to inspect or to remove the Collateral therefrom, without charge, except for reimbursement for any physical damage to the Premises caused by such removal. Landlord will not hinder Lender's actions in enforcing its liens and remedies with respect to the Collateral. Landlord agrees that Lender may conduct public or private sales of the Collateral at the Premises and that interested parties will be permitted access to the Premises during normal business hours, with reasonable advance notice to Landlord, for the purpose of inspecting the Collateral prior to any such sale.

    4. Landlord agrees that as long as Landlord receives in a timely fashion all rental payments as and when due, and as long as the obligations of the Lessee to maintain the Premises are being fulfilled (whether by Lessee or, at Lender's option, by Lender or any designee of Lender), Landlord will not terminate the Lease or take any action to impound or remove the Collateral or to require Lessee, Lender or Lender's designee to surrender possession of the Premises until termination of the Lease.

    5. In the event that Lessee defaults in its obligations under the Lease, Landlord hereby agrees to give Lender written notice of default under the Lease, at the same time and in the same manner as such notice is given to Lessee and further agrees to allow the Collateral to remain on the Premises for a reasonable time not less than ninety (90) days, during which time Lender may, at its discretion, remove, sell or otherwise dispose of such Lender's Collateral as Lender may elect, as long as Landlord receives the rental payments due under the Lease, and as long as Lessee's obligations to maintain the Premises are being fulfilled.

    6. Landlord states that the Lease is presently in full force and effect, that all rentals have been paid up to date, and that the Lease is not in default.

    7. This Consent shall remain in full force and effect until all obligations of Lessee to Lender have been paid and satisfied in full and Lender has terminated its financing agreements with Lessee.

    8. The provisions of this Consent may not be modified or terminated orally, and shall be binding upon the successors and assigns of the Landlord, and upon any successor owner or transferee of the Premises and shall inure to the benefit of the Lender and its successors and assigns. Notwithstanding any other provision of this Consent or the Lease to the contrary, all of Lender's right, title and interest in and to the Lease and any obligations thereunder may be assigned and transferred to an affiliate or successor of Lender without notice to Landlord, and to other parties with notice to Landlord.

    9. All notices shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, as follows:

         (a)  If to Lender:

              NTFC Capital Corporation
              220 Athens Way
              Nashville, Tennessee  37228
              Attention:  Vice President, Marketing

         (b)  If to Landlord:

              ___________________________________

              ___________________________________

              ___________________________________
              Attention: ________________________

    10.  This Landlord's Consent may be recorded in any appropriate locations.

    11. This document shall in all respects be governed by and construed in accordance with the laws of the State in which the Premises are located.

    IN WITNESS WHEREOF, Landlord has executed this Landlord's Waiver and Consent on the date first above written.

                                            LANDLORD:

                                            ___________________________________

                                            By: _______________________________

                                            Title: ____________________________

                                            SWITCHTEL. INC.

                                                 By:  _________________________
                                                 Its: _________________________

 [FORM OF NOTARY ACKNOWLEDGMENT] [SAMPLE:  VARIABLE BY STATE AND TYPE OF ENTITY]

[CORPORATION]

STATE OF ___________    )

COUNTY OF _________     )

    Before me, _______________, a Notary Public of said County and State, personally appeared __________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be ____________ (or other officer authorized to execute the instrument) of __________, the within named bargainor, a corporation, and that he/she as such ______________ executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as
________________.

    Witness my hand and seal, at Office in ________________, this ____ day of _________, 19__.


                                       ________________________________
                                       Notary Public

My Commission Expires: _________________

This Document Prepared By:

_______________________________

_______________________________

_______________________________

After Recording Return To:

_______________________________

_______________________________

_______________________________

                                                         EXHIBIT A TO LANDLORD'S
                                                              WAIVER AND CONSENT

                                 PROPERTY DESCRIPTION

                                                                     EXHIBIT E-1
                                                                     -----------

                                       FORM OF
                                 MORTGAGEE'S CONSENT

    THIS MORTGAGEE'S WAIVER AND CONSENT ("CONSENT"), made and entered into this ____ day of ________, 199__, by ____________________, ("LANDLORD") in favor of
NTFC CAPITAL CORPORATION, a Delaware corporation ("LENDER").

                                      BACKGROUND

    A. Mortgagee holds liens on certain real property, being more particularly described on EXHIBIT A attached hereto (the "PREMISES"), owned by ________________, ("LANDLORD"), pursuant to the mortgage described on EXHIBIT B hereto (the "MORTGAGE").

    B. Landlord leased a portion of the Premises to SWITCHTEL, INC. (the "BORROWER") pursuant to a lease dated as of ___________, 199__ executed between Landlord and the Borrower (as amended from time to time, the "LEASE").

    C. Lender has extended and/or will be extending loans and other financial accommodations to the Borrower for the purpose of financing the Borrower's purchase and installation of the equipment (the "EQUIPMENT"), all or a part of which will be located on a portion of the Premises.

    D. As a condition to maintaining and/or extending such loans and other financial accommodations, Lender has required, among other things, that the Borrower grant to Lender security interests in the Equipment and certain other assets of the Borrower, whether now owned or hereafter acquired (the "COLLATERAL"), a portion of which Collateral is and may hereafter be located on or about the Premises, and Borrower's rights under the Lease.

    NOW, THEREFORE, in order to induce Lender to continue to extend financial accommodations to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagee hereby agrees with Lender as follows:

    1. Mortgagee agrees that Lender's security interests and liens in the Collateral shall be superior to any title or interest which the Mortgagee may at any time have therein, and, during the term of this Agreement, Mortgagee will not assert against any of the Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, all of which Mortgagee hereby subordinates in favor of Lender.

    2. Mortgagee hereby agrees that none of the Collateral is subject to the Mortgage and hereby disclaims any and all right, title, interest or claim in or to the Collateral and any cash or non-cash proceeds of the Collateral. The Collateral may be affixed to or used in conjunction with the Premises, but shall remain the Borrower's personal property, subject to Lender's lien, at all times. Mortgagee agrees not to remove any of the Collateral from the Premises without giving Lender prior written notice.

    3. Mortgagee agrees that, if Mortgagee should foreclose upon or take possession of the Premises, Mortgagee immediately will so notify Lender, and Lender may enter upon the Premises at any time or times within ninety (90) days after Mortgagee's taking possession, to remove the Collateral therefrom, without charge, except for reimbursement for any physical damage to the Premises caused by such removal. Mortgagee will not hinder Lender's actions in enforcing its liens and remedies with respect to the Collateral.

    4. This Consent shall remain in full force and effect until all obligations of Borrower to Lender have been paid and satisfied in full and Lender has terminated its financing agreements with Borrower.

    5. The provisions of this Consent may not be modified or terminated orally, and shall be binding upon the successors and assigns of the Mortgagee, and upon any successor owner or transferee of the Premises and shall inure to the benefit of the Lender and its successors and assigns.

    6. All notices shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, as follows:

         (a)  If to Lender, to

              NTFC Capital Corporation
              220 Athens Way
              Nashville, Tennessee  37228-1399
              Attention:  Legal Department

         (b)  If to Mortgagee, to

              ______________________________

              ______________________________

              ______________________________

    7. This Mortgagee's Consent may be filed and recorded in the appropriate locations.

    8. This document shall in all respects be governed by and construed in accordance with the laws of the State in which the Premises are located.

    IN WITNESS WHEREOF, Mortgagee has executed this Mortgagee's Consent on the date first above written.

                                  MORTGAGEE:

                                  _____________________________________

                                  By: _________________________________

                                  Title: ______________________________

                          [form of corporate acknowledgment]

                   [SAMPLE:  VARIABLE BY STATE AND TYPE OF ENTITY].

STATE OF _____________  )

COUNTY OF ____________  )

    Before me, ____________________, a Notary Public of said County and State, personally appeared _______________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be __________________ (or other officer authorized to execute the instrument) of _____________, the within named bargainor, a corporation, and that he/she as such ___________________ executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as ________________.

    Witness my hand and seal, at Office in __________________, this ____ day of ________, 19__.

                                       _________________________________
                                       Notary Public


My Commission Expires: ___________________

                                      EXHIBIT A

                                 PROPERTY DESCRIPTION

                                      EXHIBIT B

                                       MORTGAGE

                                                                       EXHIBIT F
                                                                       ---------

                                       FORM OF

                          CERTIFICATE OF FINANCIAL CONDITION

    ECONOPHONE, INC., a New York corporation (the "BORROWER"), acting by and through _______________, its Chief Financial Officer, provides this Certificate in connection with that certain Amended and Restated Equipment Loan and Security Agreement of even date herewith executed between NTFC Capital Corporation ("LENDER") and Borrower (the "LOAN AGREEMENT"), pursuant to which the Lender has agreed to make loans to the Borrower in the maximum aggregate principal amount of $5,000,000, as evidenced by two promissory notes issued by Borrower to the order of the Lender. Borrower, hereby certifies to Lender:

    1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Loan Agreement.

    2. The financial statements and all other documents relating to the Borrower's present condition provided to the Lender in connection with the Loan Agreement have been prepared by the undersigned or under the supervision of the undersigned, with due diligence and in full awareness of the reliance of the Lender on the information contained therein in reaching its decision to make the Loans. Such financial statements have been prepared in accordance with GAAP.

    3. The Borrower believes that, as a result of the Loans and any obligations incurred in connection therewith and the other transactions contemplated by the Loan Agreement, it has not incurred and will not incur debts beyond its ability to satisfy them as they mature, and will have a positive cash flow after paying all of its anticipated indebtedness when due, including the obligations due to the Lender under the Loans.

    4. After giving effect to the Loans and the obligations incurred in connection therewith and the other transactions contemplated by the Loan Agreement, the Borrower anticipates that it will have sufficient proceeds from its operating cash flow in the ordinary course of business, sufficient to pay its interest expense and current maturities of long-term indebtedness when due. The Borrower expects its cash flow to be sufficient to provide the cash needed to repay existing long-term indebtedness as such matures.

    5. Immediately after giving effect to the transactions contemplated by the Loan Agreement and the other Loan Documents, the fair saleable value of the assets of the Borrower will exceed the aggregate amount of all of the Borrower's then outstanding indebtedness.

    6. Based on the present and anticipated needs for capital of the business conducted, or anticipated to be conducted in the future, by the Borrower, and after giving effect to the Loans, the Borrower will not be left with unreasonably small capital to finance the needs and anticipated needs of such business.

    IN WITNESS WHEREOF, the Borrower has caused the execution of this Certificate this ___th day of March, 1997.

                                       ECONOPHONE, INC.

                                       By: ________________________________
                                              Chief Financial Officer

                                                                       EXHIBIT G
                                                                       ---------

                            FORM OF STOCK PLEDGE AGREEMENT

                           (SEE EXHIBIT 10.9 THROUGH 10.11)

                                                                       EXHIBIT H
                                                                       ---------

                               (INTENTIONALLY OMITTED)